UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

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Dover Corporation
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Dover Corporation

3005 Highland Parkway

Downers Grove, Illinois 60515

Notice of Annual Meeting of Shareholders

March     , 2014

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders at the Four Seasons Hotel, 120 East Delaware Place, Chicago, Illinois 60611, on May 1, 2014 at 1:00 p.m. local time, to be held for the following purposes:

1.	To elect twelve directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014;

3.	To reapprove the performance criteria under our Executive Officer Annual Incentive Plan;

4.	To approve, on an advisory basis, named executive officer compensation;

5.	To approve amendments to Article 14 of our Restated Certificate of Incorporation;

6.	To approve amendments to Article 15 of our Restated Certificate of Incorporation;

7.	To approve amendments to Article 16 of our Restated Certificate of Incorporation;

8.	To approve an amendment to our By-Laws to permit shareholders to call a special meeting; and

9.	To consider such other business as may properly come before the Annual Meeting.

All holders of record at the close of business on March 10, 2014 are entitled to notice of and to vote at the meeting or any adjournments thereof. We urge you to vote your shares as soon as possible.

By authority of the Board of Directors,

IVONNE M. CABRERA

Secretary

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
Record Date	1
Electronic Delivery of Proxy Materials	1
Quorum	1
Shareholders of Record; Beneficial Owners	1
Items of Business	2
Vote Required	2
Voting Procedures	3
Revoking Your Proxy	3
Shareholders Sharing the Same Address	3
Proxy Solicitation Costs	3
ITEMS TO BE VOTED UPON	4
Proposal 1 — Election of Directors	4
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	21
Proposal 3 — Proposal to Re-Approve the Performance Criteria of the Executive Officer Annual Incentive Plan	24
Proposal 4 — Advisory Resolution to Approve Named Executive Officer Compensation	26
Proposal 5 — Resolution to Approve Amendments to Article 14 of Dover’s Restated Certificate of Incorporation (Elimination of Super-Majority Voting Requirements in Article 14)	28
Proposal 6 — Resolution to Approve Amendments to Article 15 of Dover’s Restated Certificate of Incorporation (Elimination of Super-Majority Voting Requirement to Amend Article 15)	30
Proposal 7 — Resolution to Approve Amendments to Article 16 of Dover’s Restated Certificate of Incorporation (Elimination of Super-Majority Voting Requirement to Amend Article 16)	31
Proposal 8 — Resolution to Approve an Amendment to Dover’s By-Laws to Permit Shareholders to Call a Special Meeting	32
EXECUTIVE COMPENSATION	34
Compensation Discussion and Analysis	34
Compensation Committee Report	53
Summary Compensation Table	53
Grants of Plan-Based Awards in 2013	56
Outstanding Equity Awards at Fiscal Year-End 2013	58
Option Exercises and Stock Vested in 2013	60
Pension Benefits Through 2013	60
Nonqualified Deferred Compensation in 2013	63
Potential Payments upon Termination or Change-in-Control	64
SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING	71

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APPENDIX A — DOVER CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN
APPENDIX B — PROPOSED AMENDMENTS TO ARTICLE 14 OF THE RESTATED CERTIFICATE OF INCORPORATION
APPENDIX C — PROPOSED AMENDMENTS TO ARTICLE 15 OF THE RESTATED CERTIFICATE OF INCORPORATION
APPENDIX D — PROPOSED AMENDMENTS TO ARTICLE 16 OF THE RESTATED CERTIFICATE OF INCORPORATION
APPENDIX E — PROPOSED AMENDMENTS TO BY-LAWS

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www.dovercorporation.com

Dover Corporation

3005 Highland Parkway

Downers Grove, Illinois 60515

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at our 2014 Annual Meeting of Shareholders (the “Meeting”). We are mailing this Notice of Meeting and Proxy Statement to those shareholders to whom paper copies are being provided beginning on or about March     , 2014.

Record Date

The record date for determining shareholders eligible to vote at the Meeting is March 10, 2014. As of the close of business on that date, we had outstanding             shares of common stock. Each share of common stock is entitled to one vote on each matter.

Electronic Delivery of Proxy Materials

We have made available to you over the internet or delivered paper copies of our Proxy Statement, a proxy card and our Annual Report to Shareholders (of which our 2013 Annual Report on Form 10-K is a part) in connection with the Meeting. We are using the SEC’s rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to many of our shareholders a notice about the internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the internet and to request a paper copy by mail by following the instructions in the notice. In addition, the proxy card contains instructions for electing to receive proxy materials over the internet or by mail in future years.

Quorum

For purposes of the Meeting, there will be a quorum if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy.

Shareholders of Record; Beneficial Owners

Most holders of our common stock hold their shares beneficially through a stockbroker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the notice or proxy materials are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote in person at the Meeting. If you received or requested printed copies of the proxy materials, Dover has enclosed a proxy card for you to use. You may also submit your proxy on the internet or by telephone as described in the proxy card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote those shares in person at the Meeting unless you have a proxy, executed in your favor, from the holder of record of your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. We strongly encourage you to instruct your broker or nominee how you wish to vote.

Items of Business

There are eight proposals scheduled to be voted on at the Meeting:

1.	the election of twelve nominees for director;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2014;

3.	the reapproval of the performance criteria under our Executive Officer Annual Incentive Plan;

4.	an advisory resolution to approve named executive officer compensation;

5.	a resolution to approve amendments to Article 14 of our Restated Certificate of Incorporation;

6.	a resolution to approve amendments to Article 15 of our Restated Certificate of Incorporation;

7.	a resolution to approve amendments to Article 16 of our Restated Certificate of Incorporation; and

8.	a resolution to approve an amendment to Dover’s By-Laws to permit shareholders to call a special meeting.

Vote Required

A majority of the votes cast at the Meeting is required to elect directors. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for that director to be elected. Proposals 2, 3, 4 and 8 will require the affirmative vote of at least a majority of shares present in person or by proxy and entitled to vote at the Meeting. Proposal 5 will require the affirmative vote of at least a majority of the shares of our common stock outstanding and entitled to vote on the amendment. Proposals 6 and 7 will require the affirmative vote of at least 80% of our outstanding shares of common stock. Proposal 4 is a nonbinding, advisory resolution so the ultimate adoption of the resolution is at the discretion of the Board of Directors, and therefore not binding on Dover. The affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Meeting will be deemed to be approval by the shareholders of the resolution relating to Proposal 4. Our organizational documents do not provide for cumulative voting.

If you are a shareholder of record and sign and return your proxy card or vote electronically without making any specific selection, then your shares will be voted FOR Proposals 1-8.

If you specify that you wish to “abstain” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Proposal 1. However, they will have the same effect as a vote against Proposals 2, 3, 4, 5, 6, 7 and 8.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not provide your broker or nominee with voting instructions, the broker or nominee will have discretionary authority to vote on a routine matter. If your broker or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, your shares will not be voted on that matter. This is generally referred to as a “broker non-vote.” Only Proposal 2 will be considered a routine matter for the Meeting. Broker non-votes will not affect the outcome of the vote on Proposal 1 but will have the same effect as votes against Proposals 3 – 8.

Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

Voting Procedures

If you are a shareholder of record, you may vote in person at the Meeting or submit your proxy, over the internet, by telephone or by mail by following the instructions provided in our notice or proxy materials. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares.

Revoking Your Proxy

If you are a shareholder of record, whether you give your proxy over the internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may submit your proxy by using the internet or the telephone or by mailing a new proxy card bearing a later date so long as it is received prior to the Meeting. You may also revoke your proxy by attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke your proxy. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy.

Shareholders Sharing the Same Address

SEC rules permit us to deliver only one copy of the Proxy Statement or a notice of internet availability of the Proxy Statement to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a shareholder of record and wish to receive a separate copy of the Proxy Statement, now or in the future, at the same address or if you are currently receiving multiple copies of the Proxy Statement at the same address and wish to receive only a single copy, please write to or call the Corporate Secretary, Dover Corporation, 3005 Highland Parkway, Downers Grove, Illinois 60515, telephone: (630) 541-1540.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.

Proxy Solicitation Costs

We will pay the reasonable and actual costs of printing, mailing and soliciting proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies. We have retained Morrow & Co., LLC to solicit brokerage houses and other custodians, nominees or fiduciaries, and to send proxies and proxy materials to the beneficial owners of such shares, for a fee of approximately $11,000 plus expenses.

ITEMS TO BE VOTED UPON

Proposal 1 — Election of Directors

There are twelve nominees for election to our Board of Directors at this Meeting, each to serve until the next annual meeting of shareholders or his or her earlier removal, resignation or retirement. If any nominee for election becomes unavailable to serve as a director before the Meeting, an event which we do not anticipate, the persons named as proxies will vote for a substitute nominee or nominees as may be designated by our Board of Directors for election at the Meeting. Directors will be elected by a majority of the votes cast in connection with their election. All of the nominees for director for election at the Meeting currently serve on our Board and are being proposed for re-election by our Board. We currently have thirteen directors on our Board. Mr. David Benson is not standing for re-election and will retire from the Board effective as of the Meeting at which time the size of our Board will be reduced to twelve members.

The Board, in part through its delegation to the Governance and Nominating Committee, seeks to recommend qualified individuals to become members of the Board. The Board selects individuals as director nominees who, in the opinion of the Board, demonstrate the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, who can serve as a sounding board for our CEO on planning and policy, and who will be most effective, in connection with the other nominees to the Board, in collectively serving the long-term interests of all our shareholders. The Board prefers nominees to be independent of the company, but believes it is desirable to have on the Board a representative of current management. In considering diversity in selecting director nominees, the Governance and Nominating Committee gives weight to the extent to which candidates would increase the effectiveness of the Board by broadening the mix of experience, knowledge, backgrounds, skills, ages and tenures represented among its members. Given the global reach and broad array of the types of businesses operated by Dover companies, the Board considers multi-industry and multi-geographic experience a significant plus. See also “— Corporate Governance — Qualification and Nomination of Directors”.

Director since 2005

Robert W. Cremin

Age 73

Chairman (since May 2009) of the Board of Directors of Dover; Director of Premera Blue Cross (since May 2010); Director of the Seattle Symphony, the Pacific Northwest Ballet and Archilles International; former Chairman (from 2001 to 2011), Director (from 2001 to 2013) and member of the Strategy & Technology Committee, President (from 1997 to 2009) and Chief Executive Officer (from 1999 to 2009) of Esterline Technologies Corporation (manufacturer of aerospace and defense products). Mr. Cremin is a director and a member of the Audit Committee and Governance and Nominating Committee of Knowles Corporation which Dover spun-off to its shareholders earlier this year.

Mr. Cremin’s experience makes him a valuable contributor to the Board and advisor to our CEO on matters involving business strategy, capital allocation, acquisition and divestiture opportunities, and the aerospace and defense markets. His experience as Chairman, President and CEO of Esterline allowed him to develop many skills that have contributed and will continue to contribute to the effective functioning of our Board. Under Mr. Cremin’s leadership, Esterline pursued a strategy that enabled it to grow its sales more than tenfold, in part by shedding non-core businesses, focusing on the markets it knew best, significantly expanding its investments in research and development, and cultivating a culture focused on lean manufacturing and velocity. In addition, his technical expertise and background in engineering contribute to the Board’s understanding and consideration of opportunities involving Dover companies and the markets they serve. Mr. Cremin has an MBA from Harvard University.

Director since 1994

Jean-Pierre M. Ergas

Age 74

Private Investor; Managing Partner (since 2010) of Ergas Ventures, LLC; Director (since 1995), former Chairman of the Board (from 2000 to 2010), Chief Executive Officer (from 2000 to 2007) of BWAY Corporation (steel and plastic container manufacturer); Director and member of the Audit Committee of Plastic Omnium (manufacturer of automotive components and plastic products). Mr. Ergas is the Chairman of the Board of Directors and a member of the Audit Committee and Governance and Nominating Committee of Knowles Corporation which Dover spun-off to its shareholders earlier this year.

Mr. Ergas brings to the Board substantial international management experience as a former Chief Executive Officer and Chairman of five companies in the U.S. and Europe, including BWAY Corporation, American National Can Company, Cedegur Pechiney, Cebal S.A. and Alcan Europe, and senior executive at Pechiney S.A. and Alcan Aluminum Limited. As Chief Executive Officer of American National Can Company, he led the successful integration of American National Can into its new French parent, Pechiney S.A., a global packaging and aluminum company, following its acquisition by Pechiney in a $3.5 billion deal completed in 1988. He was credited for managing the integration in a manner that avoided pitfalls common to cross-border acquisitions. He was also credited with increasing productivity and operating profits. As Chairman and CEO of BWAY Corporation for ten years, Mr. Ergas was instrumental in more than tripling its shareholder value. Drawing on his background, knowledge and experience managing all aspects of international businesses, including privatizations, acquisitions, cross-border transactions, post-merger integrations, productivity and performance initiatives, Mr. Ergas provides important advice to our CEO and contributes significantly to the Board’s oversight of matters involving Dover’s continued expansion into international markets, business development and corporate strategies, as well as acquisition and divestiture activities. Mr. Ergas holds an MBA from Harvard University.

Director since 2007

Peter T. Francis

Age 61

Managing Member of Mukilteo Investment Management Company, responsible for investments in gas royalty and real estate partnerships, private equity funds, leveraged buyouts and stock portfolios; retired Chairman of the Board of Directors (from 1993 to 2008) and President and Chief Executive Officer (from 1994 to 2009) of J. M. Huber Corporation (privately held diversified company focused on engineered materials, natural resources and technology-based services).

Mr. Francis’ responsibilities as an investment manager require him to make regular business and investment decisions across a wide range of industries, an important perspective that he brings to the Board. His experience as Chairman, President and CEO for over 16 years of an international manufacturing conglomerate with locations in over 25 countries enables him to provide valuable input to the Board and our CEO on matters relating to engineered materials, electronics, natural resources and technology-based services; a wide range of management processes, including compensation, performance evaluation and succession planning; and a variety of board processes, such as governance, management oversight and board composition. As Chairman of the Board of J.M. Huber Corporation, Mr. Francis led the design of board processes, the implementation of individual board member evaluations, and the development of the audit, nominating, management and compensation, environmental and finance committee charters. As President and CEO, Mr. Francis entirely redesigned Huber’s strategy and restructured its portfolio with over 25 divestitures and 100 acquisitions. Mr. Francis has also lived and worked outside the United States for more than eight years and brings an international perspective to the Board. Mr. Francis has an MBA from Stanford University.

Director since 1999

Kristiane C. Graham

Age 56

Private Investor.

Ms. Graham’s experience as a private investor with substantial holdings of Dover stock and her shared interests in Dover, including interests through charitable organizations of which she is a director, makes her a good surrogate for our individual and retail investors. Ms. Graham also has past experience with a commercial bank, primarily as a loan officer. She then founded and operated an advisory company and a publication regarding international thoroughbred racing and now co-manages her family’s investments. During her 14 years on the Board, she has devoted substantial time to monitoring the development of Dover operating company leaders, enabling her to provide the Board valuable insights regarding management succession. As a member of one of the founding families of Dover, Ms. Graham also brings to the Board a sense of Dover’s historical values, culture and strategic vision which the Board believes is beneficial as it considers various strategic planning alternatives for shaping Dover’s future.

Director since 2013

Michael F. Johnston

Age 66

Director (since 2010) of Armstrong World Industries (building products manufacturer); Director (since 2003), Presiding Director, Chair of Corporate Governance and Nominating Committee, member of the Audit Committee of Whirlpool Corporation (appliance manufacturer); Director (from July 1997 to May 2013), Chairman of Corporate Governance and Nominating and Finance Committees, member of Organization and Compensation Committee of Flowserve Corporation (global industrial pump, seal and valve company); Chief Executive Officer (from June 2004 to June 2008), Chairman of the Board of Directors (from June 2005 to November 2008), President and Chief Operating Officer (from September 2000 to June 2004) of Visteon Corporation (automotive components supplier); President of North America/Asia Pacific, Automotive Systems Group (from 1999 to 2000), President of Americas Automotive Group (1997 to 1999), and other senior management positions (1991-1997) of Johnson Controls, Inc. (automotive and building services company).

Mr. Johnston brings to the Dover Board of Directors industry insight, financial expertise and leadership experience garnered from his 17 years on the boards of global companies. During his career, he has served as CEO of an $18 billion global manufacturer, and has been a lead Director and Chairman of other major public companies. Mr. Johnston brings a keen corporate governance perspective from his prior board service, while his operations experience has helped him gain knowledge and a deep understanding in manufacturing, design, innovation, engineering, accounting, finance and capital structure. In addition, he has nearly 20 years of experience in building businesses in emerging economies. Mr. Johnston holds a bachelor’s degree in industrial management from the University of Massachusetts and an MBA from Michigan State University.

Director since 2008

Robert A. Livingston

Age 60

President and Chief Executive Officer (since December 1, 2008), Chief Operating Officer (from July 2008 to December 2008) and Vice President of Dover (from August 2007 to July 2008); President and Chief Executive Officer (from August 2007 to July 2008) of Dover Engineered Systems, Inc.; President and Chief Executive Officer (from October 2004 to July 2007) of Dover Electronics, Inc.; President (from January 2004 to October 2004) of Vectron International, Inc.

Mr. Livingston is Dover’s current Chief Executive Officer and the Board believes it is desirable to have on the Board one active management representative to facilitate its access to timely and relevant information and its oversight of management’s long-term strategy, planning and performance. Mr. Livingston brings to the Board considerable management experience and a deep understanding of Dover’s companies, history and operating model which he gained during more than 28 years in management positions at Dover companies, including 10 years in operating company positions in finance, general management and as President, and 14 years in senior management positions at three Dover segments, including four years as segment CEO. His background in finance, his experience in all aspects of management, including manufacturing operations, acquisitions, divestitures, restructurings and integrations, and his passion for leadership development enable him to give valuable input to the Board in matters involving business strategy, capital allocation, transactions and succession planning.

Director since 1999

Richard K. Lochridge

Age 70

Retired President of Lochridge & Company, Inc. (management consulting firm); Director of The Lowe’s Company, Inc. (home improvement retailer); Director of PETsMART (pet supplies retailer); former Director of the John Harland Company (a printed products supplier). Mr. Lochridge is a director and a member of the Compensation Committee and the Governance and Nominating Committee of Knowles Corporation which Dover spun-off to its shareholders earlier this year.

Mr. Lochridge’s experience in management consulting makes him a valuable contributor to the Board and advisor to our CEO as an expert on strategic planning, management styles, succession planning and similar matters. He worked many years with a major consulting company where a majority of his experience was with non-U.S. companies or covering international or global markets, and where he was for a time in charge of all international offices. In addition, over a period of 28 years, Mr. Lochridge has served on the boards of seven public companies, including the three on which he currently serves. On these boards, he has at various times served as non-executive chair and chair of the audit, finance and compensation committees. His consulting work has enabled him to work closely with the boards and senior management of many public companies on complex and important transactions and projects in global arenas, giving him experience and insight that are beneficial to Dover.

Director since 2001

Bernard G. Rethore

Age 72

Chairman of the Board Emeritus of Flowserve Corporation (global industrial pump, seal and valve company); previously Chairman (from July 1997 to April 2000), Chief Executive Officer (from July 1997 to December 1999) and President (from October 1998 to July 1999) of Flowserve Corporation; former Director and Chairman of the Audit Committee of Belden, Inc. (signal transmission solutions); Director, member of the Audit, Executive and Environment, Health and Safety Committees (and former Chairman of the latter) of Mueller Water Products, Inc. (fire hydrants, valves and ductile iron pipes); Director, member of the Executive Committee and Chairman of the Nominating and Governance Committee and former Compensation Committee Chairman and Audit Committee member of Walter Energy, Inc. (energy and natural resources); former Director and Chairman of the Compensation Committee of Maytag Corporation (home and commercial appliance manufacturer).

Mr. Rethore brings to the Board valuable experience and expertise based on his more than 30 years in general management of diversified manufacturing companies conducting business in the U.S., Europe, Latin America and Asia in many of the markets and product areas relevant to Dover’s businesses. Mr. Rethore served as Chairman and CEO of Flowserve Corporation and of BW/IP, Inc., two publicly traded, multi-national manufacturing companies in the flow control arena. He was also President of Phelps Dodge Industries and a Senior Vice President and member of the Senior Management Committee of Phelps Dodge Corporation. Mr. Rethore also has a considerable board/governance background, having served as a director or trustee for a number of public companies as well as educational and not-for-profit institutions. In 2008, he was named an Outstanding Director by the Financial Times (FT) Outstanding Directors’ Exchange. In 2012, Mr. Rethore was designated a Board Leadership Fellow by the National Association of Corporate Directors (NACD). Mr. Rethore’s extensive management experience makes him a valuable contributor to the Board and advisor to our CEO on matters involving business strategy, capital allocation, and acquisition and divestiture opportunities. He has an MBA with a major in Accounting from the Wharton School, where he was a Joseph P. Wharton Scholar and Fellow.

Director since 1999

Michael B. Stubbs

Age 65

Private Investor; former Director and Audit Committee member of Moore-Handley, Inc. (until July 2009) (wholesale hardware distributor).

Mr. Stubbs’ financial expertise, based on his extensive experience in the finance and investment professions, makes him a valuable asset to the Board in its financial oversight function and strategic planning. Mr. Stubbs has spent his entire professional career in finance, including working in mergers and acquisitions for a public company, having been a principal in several leveraged buyouts, and a founder/principal of an SEC registered investment advisor. Mr. Stubbs has also served as Chief Financial Officer, President and Chair of various private companies. Like Ms. Graham’s, Mr. Stubbs’s family is one of the founding families of Dover. He brings to the Board extensive familiarity and experience with the founding principles, general business strategy and culture of Dover.

Director since 2010

Stephen M. Todd

Age 65

Independent Consultant (since 2010); former Global Vice Chairman (from 2003 until June 2010) of Assurance Professional Practice of Ernst & Young (EY) Global Limited, London, UK (assurance, tax, transaction and advisory services firm); prior thereto, various positions with Ernst & Young since 1971; member of the Board of Trustees of PNC Funds and PNC Advantage Funds (registered management investment companies).

Mr. Todd’s experience in the accounting profession makes him a valuable resource for the Board and Audit Committee. Mr. Todd brings to the Board significant financial experience in both domestic and international business following a 40 year career at Ernst & Young where he specialized in assurance and audit. His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for several multinational companies, gives him unique insights into accounting and financial issues facing a global business such as Dover and he brings the perspective of an outside auditor to the Audit Committee.

Director since 2010

Stephen K. Wagner

Age 66

Independent Consultant (since 2011); former Senior Advisor, Center for Corporate Governance, of Deloitte & Touche LLP (“Deloitte”) (audit, financial advisory, tax and consulting firm) (from May 2009 until May 2011); Managing Partner, Center for Corporate Governance, of Deloitte (from 2005 to 2009); Deputy Managing Partner, Innovation, Audit and Enterprise Risk, United States, of Deloitte (from 2002 to 2007); Co-Leader, Sarbanes-Oxley Services, of Deloitte (from 2002 to 2005).

Mr. Wagner’s over 30 years of experience in accounting make him a valuable resource for the Board and the Audit Committee. His work with Sarbanes-Oxley and other corporate governance regulations, including his years as Managing Partner at Deloitte & Touche’s Center for Corporate Governance, make him well suited to advise the Board on financial, auditing and finance-related corporate governance matters. He brings to the Board an outside auditor’s perspective on matters involving audit committee procedures, internal control and accounting and financial reporting matters.

Director since 2005

Mary A. Winston

Age 52

Executive Vice President and Chief Financial Officer (since April 2012) of Family Dollar Stores, Inc. (general merchandise retailer); Director and Audit Committee Member (from 2008 to present) of Plexus Corporation (electronics manufacturing services company); Senior Vice President and Chief Financial Officer (from September 2008 to April 2012) of Giant Eagle, Inc. (grocery and fuel retailer); President (from July 2007 to September 2008) of Winsco Financial LLC (financial and strategic consulting firm); Executive Vice President and Chief Financial Officer (from February 2004 to January 2007) of Scholastic Corporation (children’s publishing and media company).

Ms. Winston brings to the Board valuable experience and expertise based on her years of financial management and leadership experience. Ms. Winston, who started her career as a CPA with a large global public accounting firm, has extensive experience with financial and accounting matters for large public companies. She serves as Chief Financial Officer of Family Dollar Stores, Inc. and previously served as Chief Financial Officer of Giant Eagle, Inc. and Scholastic, Inc. Ms. Winston also held various senior executive positions in the finance departments of Visteon Corporation and Pfizer, Inc. Ms. Winston’s background and experience make her a valuable contributor to the Board on matters involving audit committee procedures, financial analysis, internal control, and accounting and financial reporting matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Board of Directors and Committees

All of our directors, with the exception of Mr. Livingston who is the management representative, satisfy all the criteria for being “independent” members of our Board. This includes the criteria established by the SEC and the New York Stock Exchange Listing Standards (“NYSE Listing Standards”), as well as our standards for classification as an independent director (the “Dover Independence Standards”) which are available on our website at www.dovercorporation.com. In addition, our Board of Directors has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in the SEC rules.

Our Board of Directors met eleven times during 2013. Our independent directors met without any management or non-independent directors present in connection with each of the four regular board meetings. Our Board has three standing committees – the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. In 2013, the Audit Committee held eight meetings, the Compensation Committee held five meetings, and the Governance and Nominating Committee held six meetings. In 2013, each director attended at least 75% of the board and standing committee meetings held while he or she was a member of the Board and relevant standing committee.

The table below sets forth a summary of our committee structure and membership information.

Directors	Audit Committee	Compensation Committee	Governance and Nominating Committee
David H. Benson*			✓
Robert W. Cremin (1)		✓	✓
Jean-Pierre M. Ergas		✓	✓(2)
Peter T. Francis		✓
Kristiane C. Graham		✓	✓
Michael F. Johnston	✓(3)
Robert A. Livingston
Richard K. Lochridge		✓(2)
Bernhard G. Rethore	✓(3)
Michael B. Stubbs	✓(3)
Stephen M. Todd	✓(3)
Stephen K. Wagner	✓(3)		✓
Mary A. Winston	✓(2)(3)

*	Mr. David Benson is not standing for re-election and will retire from the Board effective as of the Meeting at which time the size of our Board will be reduced to twelve members.

(1) Chairman of the Board of Directors

(2) Committee Chair

(3) Qualifies as an audit committee financial expert

Audit Committee

The primary functions of the Audit Committee consist of:

•	selecting and engaging our independent registered public accounting firm (“independent auditors”);

•	overseeing the work of our independent auditors and our internal audit function;

•	approving in advance all services to be provided by, and all fees to be paid to, our independent auditors, who report directly to the committee;

•	reviewing with management and the independent auditors the audit plan and results of the auditing engagement; and

•	reviewing with management and our independent auditors the quality and adequacy of our internal control over financial reporting.

The Audit Committee’s responsibilities, authority and resources are described in greater detail in its written charter. For additional information, see “Items to be Voted Upon – Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm – Audit Committee Report” elsewhere in this Proxy Statement.

Compensation Committee

The Compensation Committee, together with our independent directors, approves compensation for our Chief Executive Officer. The Compensation Committee also:

•	approves compensation for executive officers who report directly to the CEO (together with the CEO, “senior executive officers”);

•	grants awards and approves payouts under our equity plans and our Executive Officer Annual Incentive Plan;

•	approves changes to our executive compensation plans;

•	reviews and recommends compensation for the Board of Directors;

•	oversees the succession planning and management development programs; and

•	supervises the administration of the executive compensation plans.

The Compensation Committee’s responsibilities, authority and resources are described in greater detail in its written charter.

Governance and Nominating Committee

The Governance and Nominating Committee develops and recommends corporate governance principles to our Board. In addition, the Governance and Nominating Committee identifies and recommends to our Board candidates for election as directors and any changes it believes desirable in the size and composition of our Board. For a discussion of the committee’s procedures for selecting nominees to our Board, see “Items to be Voted Upon – Proposal 1 – Election of Directors – Qualifications and Nominations of Directors.” The committee also makes recommendations to our Board concerning the structure and membership of our Board’s committees. The Governance and Nominating Committee’s responsibilities, authority and resources are described in greater detail in its written charter.

Corporate Governance

We are committed to conducting our business in accordance with the highest level of ethical and corporate governance standards. Our Board periodically reviews Dover’s corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by shareholders. The following describes some of the actions taken to help ensure that our conduct earns the respect and trust of shareholders, customers, business partners, employees and the communities in which we live and work.

Governance Guidelines and Codes

Our Board of Directors long ago adopted written corporate governance guidelines that set forth the responsibilities of our Board and the qualifications and independence of its members and the members of its standing committees. In addition, our Board has a long-standing code of business conduct and ethics setting forth standards applicable to all of our companies and their employees, a code of ethics for our Chief Executive Officer and senior financial officers, and charters for each of its standing committees. All of these documents (referred to collectively as “governance materials”) are available on our website at www.dovercorporation.com.

Director Independence

Our Board has determined that at least two-thirds of its members and all of the members of its Audit, Compensation, and Governance and Nominating Committees must be independent from management and must meet all of the applicable criteria for independence established by the NYSE, the SEC and Dover. Our Board makes an annual determination of the independence of each nominee for director prior to his or her nomination for (re)election. No director may be deemed independent unless the Board determines that he or she has no material relationship with Dover, directly or as an officer, shareholder or partner of an organization that has a material relationship with Dover.

Our Board has determined that each of the current members of the Board, except for Robert A. Livingston who is the current management representative on our Board, has no material relationship with Dover and meets the independence requirements in the NYSE Listing Standards and the independence requirements of the SEC. In addition, all members of our Board, except for Mr. Livingston, meet the Dover Independence Standards, which are available on our website at www.dovercorporation.com.

Majority Standard for Election of Directors

Under our by-laws and corporate governance guidelines, the voting standard in director elections is a majority of the votes cast. Under the majority standard, a director must receive more votes in favor of his or her election than votes against his or her election. Abstentions and broker non-votes do not count as votes cast with respect to a director’s election. In contested director elections (where there are more nominees than available seats on the board), the plurality standard will apply.

For an incumbent director to be nominated for re-election, he or she must submit an irrevocable, contingent resignation letter. The resignation will be contingent on the nominee not receiving a majority of the votes cast in an uncontested election and on the Board’s acceptance of the resignation. If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Governance and Nominating Committee will make a recommendation to our Board concerning the resignation. Our Board will act on the resignation within 90 days following certification of the election results, taking into account the committee’s recommendation. The Board will publicly announce its decision and, if the resignation is rejected, the rationale for its decision.

Board Leadership Structure and Risk Oversight

Our Board has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight directly available to the directors in their deliberations. This structure gives us an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.

Our Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks and communicates with management about these processes. We have established a risk assessment team consisting of senior executives, which annually, with the assistance of a consultant, oversees an assessment made at the operating companies and the segments of the risk at those levels and, with that information in mind, performs an assessment of the overall risks our company may face. Each quarter this team reassesses the risks at the Dover level, the severity of these risks and the status of efforts to mitigate them and reports to the Board on that reassessment.

Director Attendance at Shareholders Meetings

Our directors are expected to attend the annual shareholders meeting. All of the directors then on the Board attended the Annual Meeting of Shareholders held on May 2, 2013.

Director and Executive Officer Stock Ownership

Our Board has adopted a policy that directors are expected to hold at any time a number of shares at least equal to the aggregate number of shares they received as the stock portion of their annual retainer during the past five years, net of an assumed 30% tax rate. Executive officers are expected to hold a number of shares with a value at least equal to a multiple of their annual salary. For a discussion of the executive officer share ownership guidelines, see “Executive Compensation – Compensation Discussion and Analysis – Section 5 – Other Compensation Programs and Policies.”

Directors’ Meetings; Self-evaluations

Our directors meet at regularly scheduled executive sessions at least quarterly without management representatives. Mr. Cremin, as Chairman of the Board of Directors, presides at these sessions. Our Board and its committees conduct annual self-evaluations of their performance.

Audit Committee Procedures; Disclosure Controls and Procedures Committee

The Audit Committee holds regular quarterly meetings at which it meets separately with each of our independent registered public accounting firm, PwC, our head of internal audit, financial management and our general counsel to assess certain matters including the status of the independent audit process, management’s assessment of the effectiveness of internal control over financial reporting and the operation and effectiveness of our compliance program. In addition, the Audit Committee, as a whole, reviews and meets to discuss the contents of each Form 10-Q and Form 10-K (including the financial statements) prior to its filing with the SEC. Management has a Disclosure Controls and Procedures Committee, which includes among its members our chief financial officer, our controller, our head of internal audit and our general counsel, as well as the chief financial officers of our segments. This management committee meets at least quarterly to review our earnings release and quarterly or annual report, as the case may be, for the prior quarter and our disclosure controls and procedures.

Complaints “Hotline”; Communication with Directors

In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbox Act”), the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted to Dover, care of our Corporate Secretary or through the communications coordinator, an external service provider, by mail, fax, telephone or via the internet as published on our website. The communications coordinator forwards such communications to Dover’s general counsel without disclosing the identity of the sender if anonymity is requested. Shareholders and other interested persons may also communicate with our Board and the non-management directors in any of these same manners. Such communications are forwarded to the chair of the Governance and Nominating Committee and our general counsel.

Procedures for Approval of Related Person Transactions

We generally do not engage in transactions in which our senior executive officers or directors, any of their immediate family members or any of our 5% shareholders have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and an amount that exceeds $120,000, it would be subject to review and approval by the Governance and Nominating Committee in accordance with a written policy and the procedures adopted by our Board, which are available with the governance materials on our website.

Under the procedures, management determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the Governance and Nominating Committee. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves or rejects the transaction. If the proposed transaction is immaterial or it is impractical or undesirable to defer the proposed transaction until the next committee meeting, the chair of the committee decides whether to (i) approve the transaction and report the transaction at the next meeting or (ii) call a special meeting of the committee to review and approve the transaction. Should the proposed transaction involve the Chief Executive Officer or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, which disinterested members of the Board then approve or reject the transaction. No director may participate in the review of any transaction in which he or she is a related person.

Compensation Consultant Independence and Fee Disclosure

The Compensation Committee has the authority and discretion to retain external compensation consultants as it deems appropriate. The Compensation Committee has adopted a policy to ensure the continuing independence and accountability to the committee of any advisor hired to assist the committee in the discharge of its duties. The policy formalizes the independent relationship between the committee’s advisor and Dover, while permitting management limited ability to access the advisor’s knowledge of Dover for compensation matters. Under the policy, the committee will annually review and pre-approve the services that may be provided by the independent advisor without further committee approval. Compensation Committee approval is required prior to Dover retaining the independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

Since February 2010, the Compensation Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its advisor. Semler Brossy does no other work for and has no other relationships with Dover. Semler Brossy focuses on executive compensation and does not have departments, groups or affiliates that provide services other than those related to executive compensation and benefits.

The Compensation Committee looks to its consultant to periodically review and advise regarding the adequacy and appropriateness of our overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the Compensation Committee or management. Compensation decisions are made by, and are the responsibility of, the Compensation Committee and our Board, and may reflect factors and considerations other than the information and recommendations provided by the Compensation Committee’s consultant.

To ensure independence of the compensation consultant, the consultant reports directly to the chair of the Compensation Committee and works specifically for the committee solely on compensation and benefits.

Semler Brossy’s fees (including expenses) for executive compensation consulting to the Compensation Committee in 2013 were approximately $330,000. Semler Brossy did not engage in any projects for management for 2013. The Compensation Committee has assessed the independence of Semler Brossy and concluded that its work for the Compensation Committee does not raise any conflict of interest.

Qualifications and Nominations of Directors

The Governance and Nominating Committee considers and recommends to the Board of Directors nominees for election to, or for filling any vacancy on, our Board in accordance with our by-laws, our governance guidelines, and the committee’s charter. The committee annually reviews the requisite skills and characteristics of board members as well as the size, composition, functioning and needs of our Board as a whole. To be considered for board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other nominees to our Board, in collectively serving the long-term interests of all our shareholders. The committee also considers members’ qualifications as independent (the Board requires that at least two-thirds of its members be independent), the financial literacy of members of the Audit Committee, the qualification of Audit Committee members as “audit committee financial experts,” and the diversity, skills, background and experiences of Board members in the context of the needs of the Board. The Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of Dover and its shareholders. Our Board believes it appropriate and important that at least one key member of Dover’s management participate as a member of our Board. In appropriate circumstances this number may be increased to two.

Whenever the committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by shareholders in the same manner as nominees recommended from other sources. Shareholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, care of the Corporate Secretary or through our communications coordinator. Shareholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee or using our proxy material, must comply with the procedures in our by-laws.

Directors’ Compensation

Our non-employee directors receive annual compensation in an amount our Board sets from time to time. The directors’ annual compensation is payable partly in cash and partly in common stock in an allocation our Board may adjust from time to time. If any director serves for less than a full calendar year, the compensation to be paid to that director for the year will be pro-rated as deemed appropriate by the Compensation Committee.

For 2013, non-employee director compensation was as follows:

•	Annual retainer of $220,000, payable $110,000 in common stock and $110,000 in cash;

•	Audit Committee chair — additional annual cash retainer of $15,000;

•	Compensation Committee chair and Nominating and Governance Committee chair — additional annual cash retainer of $10,000; and

•	Board Chairman — additional annual retainer of $150,000, payable $125,000 in cash and $25,000 in stock.

For 2014, the annual retainer has been increased to $240,000, payable 50% in equity and 50% in cash.

Under Dover’s 2012 Equity and Cash Incentive Plan (the “2012 Plan”), each non-employee director could elect to defer the receipt of 0%, 50%, or 100% of the equity compensation payable in 2013 until termination of services as a non-employee director. Shares deferred were converted into deferred stock units representing the right to receive one share of our common stock at the end of the deferral period. Dividend equivalents are credited on deferred stock units and will be distributed in cash at the time that shares are distributed in settlement of deferred stock units. Messrs. Francis, Johnston, Lochridge, Todd and Wagner and Ms. Graham elected to defer receipt of their 2013 equity compensation and received deferred stock units.

The table below sets forth the compensation paid to our directors (other than Mr. Livingston) for services in 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David H. Benson	110,000	110,000	220,000
Robert W. Cremin	235,000	135,005	370,005
Jean-Pierre M. Ergas	120,000	110,000	230,000
Peter T. Francis	110,000	110,000	220,000
Kristiane C. Graham	110,000	110,000	220,000
Michael F. Johnston	96,438	96,472	192,910
Richard K. Lochridge	120,000	110,000	230,000
Bernard G. Rethore	110,000	110,000	220,000
Michael B. Stubbs	110,000	110,000	220,000
Stephen M. Todd	110,000	110,000	220,000
Stephen K. Wagner	110,000	110,000	220,000
Mary A. Winston	125,000	110,000	225,000

(1)	Amounts include the standard annual cash retainer, the Chairman’s additional cash retainer and the additional annual cash retainer for committee chairs. Mr. Livingston does not appear on this table because he is a management director and does not receive any additional compensation for his service as a director. Mr. Johnston was first elected to the board on February 14, 2013; his compensation reflects his partial year of service.

(2)	On November 15, 2013, each of Messrs. Benson, Ergas, Rethore and Stubbs and Ms. Winston received 1,179 shares of common stock with an aggregate grant date fair market value of $110,000 and Mr. Cremin received 1,447 shares with an aggregate grant date fair market value of $135,000. Messrs. Francis, Johnston, Lochridge, Todd and Wagner and Ms. Graham elected to defer receipt of their shares. Messrs. Francis, Lochridge, Todd and Wagner and Ms. Graham received 1,179 deferred stock units and Mr. Johnston received 1,034 deferred stock units.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership, as of February 27, 2014 (except as otherwise stated), of our common stock by:

•	each director and each of our executive officers named in “Executive Compensation – Summary Compensation Table” (“NEOs”);

•	all of the directors and executive officers as a group including the NEOs; and

•	each person known to us to own beneficially more than 5% of our outstanding common stock.

The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 170,038,317 shares of common stock outstanding on February 27, 2014. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock subject to options or SSARs held by that person that are currently exercisable or exercisable within 60 days of February 27, 2014, the last trading day prior to the spin-of of Knowles Corporation, have been included. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. As a result of the spin-off of Knowles Corporation, the outstanding options and SSARs under the 2005 and 2012 Plans will be adjusted as follows: (i) the exercise or base price following the spin-off will equal the pre spin-off exercise or base price multiplied by (x) the average closing price of Dover common stock for the first five trading days following the spin-off divided by (y) the average closing price of Dover common stock trading on the regular way basis for the last five trading days preceding the spin-off and (ii) the number of shares covered by outstanding options and SSARs will equal the number of shares covered by the award prior to the spin-off multiplied by (x) the average closing price of Dover common stock trading on the regular way basis for the last five trading days preceding the spin-off, divided by (y) the average closing price of Dover common stock for the first five trading days following the spin-off. Fractional shares held in each of the NEO’s 401(k) accounts as well as the 401(k) accounts of the other executive officers of Dover and fractional shares acquired through dividend reinvestment have been rounded down.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned. Unless otherwise indicated, the business address for all directors and executive officers is c/o Dover Corporation, 3005 Highland Parkway, Downers Grove, Illinois 60515.

Name of Beneficial Owner	Number of Shares		Percentage
Directors (except Mr. Livingston):
David H. Benson	31,405	(1)	*
Robert W. Cremin	13,969	(2)	*
Jean-Pierre M. Ergas	43,321	(3)	*
Peter T. Francis	14,154	(4)	*
Kristiane C. Graham	667,329	(5)	*
Michael F. Johnston	1,034	(6)	*
Richard K. Lochridge	15,581	(7)	*
Bernard G. Rethore	11,344	(8)	*
Michael B. Stubbs	328,854	(9)	*
Stephen M. Todd	9,157	(10)	*
Stephen K. Wagner	5,157	(11)	*
Mary A. Winston	13,986		*
NEOs:
Brad M. Cerepak	94,331	(12)	*
Robert A. Livingston	895,820	(13)	*
William W. Spurgeon, Jr.	113,298	(14)	*
Jay L. Kloosterboer	99,529	(15)	*
Stephen R. Sellhausen	112,034	(16)	*
Directors and executive officers as a group (29 persons)	3,168,114	(17)	1.8%
5% beneficial owners:
BlackRock, Inc.	9,730,079	(18)	5.7%
State Street Corporation	8,895,461	(19)	5.2%
The Vanguard Group	9,297,684	(20)	5.5%

* Less than one percent.

(1)	Includes 1,000 shares held by Mr. Benson’s spouse as to which Mr. Benson disclaims any beneficial ownership.

(2)	Represents shares held by a trust of which Mr. Cremin is the trustee.

(3)	Represents shares held jointly with his spouse.

(4)	Includes 1,179 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Francis departs from the Board.

(5)	Includes 35,000 shares pledged to a bank as collateral for a line of credit, 234,629 shares held by foundations of which Ms. Graham is a director and in which she disclaims any beneficial ownership, 18,143 shares held in various trusts of which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial ownership, 2,460 shares held by her minor children to which Ms. Graham disclaims any beneficial ownership and 1,179 deferred stock units which will be payable in an equal number of shares of common stock at the time Ms. Graham departs from the Board.

(6)	Represents 1,034 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Johnston departs from the Board.

(7)	Includes 11,436 shares held by a trust of which Mr. Lochridge is the trustee, 2,966 shares held in a ROTH IRA held by a trust owned by Mr. Lochridge and 1,179 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Lochridge departs from the Board.

(8)	Represents shares held by a trust of which Mr. Rethore is the trustee.

(9)	Includes 1,000 shares held by his spouse as to which Mr. Stubbs disclaims beneficial ownership and 20,972 shares held by a trust of which Mr. Stubbs is a co-trustee and various members of his immediate family are beneficiaries as to which Mr. Stubbs disclaims beneficial ownership; excludes 1,000,278 shares held by trusts of which Mr. Stubbs is a beneficiary.

(10)	Includes 7,978 held jointly with his spouse and 1,179 deferred stock units which will be payable in an equal number of shares of common stock at the time Mr. Todd departs from the Board.

(11)	Includes 1,179 deferred stock units which will be payable in an equal number of shares of common stock at the Mr. Wagner departs from the Board.

(12)	Includes 84,344 shares in respect of SSARs and 996 shares held in our 401(k) plan; excludes 40,000 shares of restricted stock that vest on February 10, 2016 as to which Mr. Cerepak does not have voting rights during the restricted period.

(13)	Includes 753,447 shares in respect of SSARs and 15,769 shares held in our 401(k) plan.

(14)	Includes 69,009 shares in respect of SSARs and 8,504 shares held in our 401(k) plan.

(15)	Includes 84,192 shares in respect of SSARs and 1,557 shares held in our 401(k) plan.

(16)	Includes 104,192 shares in respect of SSARs and 971 shares held in our 401(k) plan.

(17)	Includes 1,711,778 shares in respect of options and SSARs and 47,250 shares held by officers in our 401(k) plan.

(18)	Based on information contained in a Schedule 13G/A filed with the SEC on January 28, 2014 by BlackRock, Inc. BlackRock, Inc.’s offices are located at 40 East 562nd Street, New York, New York 10022. Based on information contained in the BlackRock, Inc. Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 7,627,441 shares of Dover common stock and sole dispositive power with respect to 9,730,079 shares of Dover common stock.

(19)	Based on information contained in a Schedule 13G filed with the SEC on February 3, 2014 by State Street Corporation (“State Street”). State Street’s offices are located at State Street Financial Center, One Lincoln Street, Boston, MA 02111. Based on information contained in the State Street Schedule 13G, State Street has shared voting and dispositive power with respect to 8,895,461 shares of Dover common stock.

(20)	Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group (“Vanguard”). Vanguard’s offices are located at 100 Vanguard Blvd., Malvern, PA 19355. Based on information contained in the Vanguard Schedule 13G/A, Vanguard has sole voting power with respect to 281,000 shares of Dover common stock, sole dispositive power with respect to 9,035,373 shares of Dover common stock, and shared dispositive power with respect to 262,311 shares of Dover common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC and the NYSE. Based solely on copies of such reports provided to us, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2013.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLC (“PwC”) to audit the annual accounts of Dover and its subsidiaries for 2014. PwC has audited the financial statements for the company for more than three years. Representatives of PwC are not expected to be present at the Meeting.

Although shareholder ratification of PwC’s appointment is not required by Dover’s by-laws or otherwise, our Board of Directors is submitting the ratification of PwC’s appointment for the year 2014 to Dover’s shareholders. If the shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as Dover’s independent registered public accounting firm for the year 2014 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Dover’s interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2014.

Audit Committee Report

In accordance with the requirements of the Sarbox Act, the related SEC rules and the NYSE Listing Standards, the Audit Committee engaged the independent registered public accounting firm PwC to audit the annual accounts of Dover and its subsidiaries for 2013.

The Audit Committee is responsible for the duties set forth in its charter but is not responsible for preparing the financial statements, implementing or assessing internal control or auditing the financial statements. Dover’s management is responsible for preparing the financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. Dover’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the effectiveness of internal control over financial reporting. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

Pursuant to its oversight responsibilities, the Audit Committee discussed with PwC the overall scope and plans for the audit of Dover’s 2013 financial statements. The Audit Committee met with PwC, with and without Dover management present, to discuss the results of PwC’s examination, their assessment of Dover’s internal control and the overall quality of Dover’s financial reporting.

The Audit Committee reviewed and discussed, with both the management of Dover and PwC, Dover’s 2013 audited financial statements, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements.

The Audit Committee also (1) discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (2) reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with PwC its independence, including any relationships or permitted non-auditing services described below under “Relationship with Independent Registered Public Accounting Firm,” that might impact PwC’s objectivity and independence.

The Audit Committee held a total of eight meetings in 2013 at which it reviewed financial information. Of those meetings: (i) two were to review and discuss full-year 2012 financial statements and the related earnings release or Dover’s Annual Report on Form 10-K for 2012; and (ii) three were to review and discuss Dover’s Quarterly Report on Form 10-Q for each of the first three quarters of 2013 and the related earnings releases.

At a meeting in January 2014, the Audit Committee reviewed and discussed the fourth quarter 2013 and full-year 2013 financial results and related earnings release. At a meeting in February 2014, the Audit Committee reviewed and discussed Dover’s Annual Report on Form 10-K for the full-year 2013 just prior to its filing with the SEC.

Based upon the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2013 be included in Dover’s Annual Report on Form 10-K.

Audit Committee:	Mary A. Winston (Chair)
Bernard G. Rethore
Michael F. Johnston
Michael B. Stubbs
Stephen M. Todd
Stephen K. Wagner

Relationship with Independent Registered Public Accounting Firm

As discussed above, the independent registered public accounting firm of PwC is the independent registered public accounting firm selected by the Audit Committee to audit our annual accounts and those of our subsidiaries for 2014.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. Audit fees include fees for audit or review services in accordance with generally accepted auditing standards and fees for services that generally only independent auditors provide, such as statutory audits and review of documents filed with the SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbox Act. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for consolidated auditing services to us and our subsidiaries for the years ended December 31, 2013 and December 31, 2012 were $13,350,000 and $7,323,000, respectively.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the audit of our financial statements, such as due diligence services pertaining to potential business acquisitions and dispositions and consultations concerning the accounting and disclosure treatment of events and the impact of final or proposed rules and standards. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for audit related services to us and our subsidiaries for the years ended December 31, 2013 and December 31, 2012 were $5,000 and $11,000, respectively.

Tax Fees. Tax fees include fees for services that are performed by professional tax staff other than in connection with the audit. These services include tax compliance services. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for tax services to us and our subsidiaries for the years ended December 31, 2013 and December 31, 2012 were $868,000 and $941,000, respectively.

All Other Fees. Other fees include fees for non-audit services not listed above that do not impair the independence of the auditor and are not prohibited by the SEC or Public Company Accounting Oversight Board. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for all other non-audit related services to us and our subsidiaries for the years ended December 31, 2013 and December 31, 2012 were $9,000 and $57,000, respectively.

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has traditionally provided, the Audit Committee has adopted specific pre-approval policies and procedures. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of permissible audit-related services, non-audit-related services and tax services. Under the policies and procedures, pre-approval is generally provided for up to one year and any general pre-approval is detailed as to the particular services or category of services and is subject to a specific budget for each of them. The policies and procedures require that any other services be expressly and separately approved by the Audit Committee prior to such services being performed by the independent auditors. In addition, pre-approved services which are expected to exceed the budgeted amount included in a general pre-approval require separate, specific pre-approval. For each proposed service, the independent auditors and management are required to provide detailed information to the Audit Committee at the time of approval. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence.

All audit-related and non-audit-related services of PwC during 2013 listed above under “Fees Paid to Independent Registered Public Accounting Firm” were pre-approved specifically or pursuant to the procedures outlined above.

Proposal 3 — Proposal to Re-Approve the Performance Criteria of the Executive Officer Annual Incentive Plan

Our executive compensation program includes annual cash bonuses to executive officers based upon satisfaction of performance targets under our Executive Officer Annual Incentive Plan (“annual bonus plan”).

Section 162(m) of the Internal Revenue Code limits our ability to take an income tax deduction for annual compensation paid to each of our chief executive officer and certain other highly-compensated officers in any year in excess of $1 million unless the material terms under which the compensation is paid, including the performance goals, are disclosed to and approved by shareholders and, before payment of such compensation, a committee of independent directors certifies that pre-established objective performance goals and other material terms were satisfied. In order for compensation to be exempt from the $1 million annual deductibility limit under Section 162(m), our shareholders must reapprove the plan’s performance criteria at least every five years, and approve any changes to such performance criteria. Our shareholders most recently re-approved the performance criteria at our 2009 annual meeting of shareholders.

In order for these annual cash bonuses to continue to be fully deductible by Dover for federal income tax purposes, our shareholders must again this year approve the material terms of the plan’s performance criteria to satisfy Internal Revenue Code Section 162(m), which requires that those material terms be reapproved by the shareholders every five years. Because the material terms of the performance criteria are set forth in annual incentive plan itself, we are submitting the entire plan for re-approval by our shareholders. Re-approval by our shareholders will allow for the continued deductibility by Dover of the annual bonuses paid under the plan to our executive officers subject to Section 162(m).

The annual incentive plan is attached to this Proxy Statement as Appendix A. The following is a summary of the plan.

Purpose of the Plan

Dover established the annual bonus plan to make annual bonus amounts paid to certain senior executive officers fully deductible by Dover for federal income tax purposes as qualified performance-based compensation under Section 162(m). The plan provides for the payment of annual bonuses to senior executive officers who are in a position to make material contributions to our success and who are selected each year by the Compensation Committee. These annual bonuses are intended to motivate participants and reward the achievement of annual performance targets established each year by the committee, as described in “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement.

Duration and Modification

The annual bonus plan does not have a predetermined term. Our board may at any time suspend or terminate the plan, or make modifications to it for future performance periods as it may deem advisable. However, the board may not make any amendments which are expected to materially increase amounts payable under the plan unless appropriate measures have been taken to cause the increased benefits to meet the requirements for qualified performance-based compensation under Section 162(m). In addition, the board may not add additional performance criteria without shareholder approval.

Administration

The Compensation Committee, which currently consists of five members of the board who are “outside directors” within the meaning of Section 162(m), administers the plan. These five directors are also independent under the standards of the SEC, the NYSE Listing Standards and the Dover Independence Standards.

Eligibility

The Compensation Committee in its sole discretion determines the executive officers eligible to participate in the annual bonus plan each year. For this purpose, executive officer means our chief executive officer, our chief operating officer, if any, each other executive who reports directly to either our chief executive officer or our chief operating officer, if any, any other of our executives or executives of our affiliates selected by the Compensation Committee, or any person who is an executive officer of ours under applicable SEC definitions. For 2013, each of the NEOs participated in the annual bonus plan.

Plan Features

Performance Period and Performance Goals

An executive officer designated to participate in the annual bonus plan may earn an annual cash bonus conditioned upon the attainment of pre-established performance targets measured over each calendar year. The performance target must be established in writing by the Compensation Committee within the first 90 days of each year on the basis of one or more of the performance criteria specified under the plan. The performance criteria under the plan consist of the following, as applied to Dover as a whole, or to a subsidiary, a division or a business unit: earnings before interest, taxes, depreciation and amortization (“EBITDA”); cash flow; earnings per share; operating earnings; return on equity; return on investment; total shareholder return (“TSR”) or internal total shareholder return (“iTSR”); net earnings; sales or revenues; expense targets; targets with respect to the value of our common stock; margins; pre-tax or after-tax net income; market penetration; geographic goals; business expansion goals; or goals based on operational efficiency.

Certain Adjustments

The Compensation Committee has the discretion to reduce or eliminate any amounts otherwise payable under the plan, provided that such reduction does not result in an increase in the amount payable to another participant. However, the committee may not authorize payments under the plan in excess of the amounts determined in accordance with the plan’s provisions.

Payment of Incentive Compensation

The Compensation Committee makes the determination of whether any amount is payable under the plan. The Compensation Committee will certify, in writing and before any amount under the plan is paid, the amount that is payable with respect to each participant for performance during the prior calendar year. All payments are made in cash within two and one half months after the close of the year. The maximum annual cash bonus payable under the plan to any covered individual with respect to any performance period may not in any circumstances exceed $5 million.

Future Plan Benefits

Because amounts payable under the annual bonus plan are based on performance goals each year determined at the discretion of the Compensation Committee, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the plan. For a discussion of the performance targets and payouts for 2013 for the NEOs, see “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RE-APPROVE THE PLAN AND THE PERFORMANCE CRITERIA SET FORTH THEREIN.

Proposal 4 — Advisory Resolution to Approve Named Executive Officer Compensation

Each year, we offer our shareholders an opportunity to vote to approve, on an advisory and nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the rules of the SEC. Our shareholders are also entitled, at least once every six years, to provide an advisory nonbinding vote on how frequently the shareholders should be entitled to provide an advisory vote on the compensation of our NEOs. At the 2011 annual meeting of shareholders, the Board recommended and our shareholders overwhelmingly approved holding an annual advisory vote on executive compensation. Our Board anticipates next holding a shareholder advisory vote on the frequency of the advisory vote on executive compensation at the 2017 annual meeting of shareholders, although it could be sooner.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. We believe that Dover’s compensation programs are well designed and reinforce our strategic focus on continued revenue and profit growth. Over the past few years, Dover has enacted many changes to its programs that are outlined in the Compensation Discussion and Analysis section of this Proxy Statement. We believe these changes have further strengthened the linkage between our compensation programs and the creation of shareholder value. At the 2013 annual meeting of shareholders, 96% of the voting shareholders approved the compensation of the named executive officers (the measure passed with 88% of the vote, taking into account abstentions and broker non-votes).

This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that Dover’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Dover’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory and therefore not binding on Dover, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Background of Proposals 5 through 7

Our Board of Directors, as part of its continuing review of corporate governance matters, after careful consideration and upon the recommendation by the Governance and Nominating Committee, has adopted and now recommends that shareholders approve amendments to our Restated Certificate of Incorporation (the “charter”) to eliminate the supermajority voting provisions contained therein, which are limited to the following matters:

•

shareholder vote required to approve certain “business combinations” with a “related person” (beneficial holder of 15% or more of our shares), and any amendment to the charter containing provisions relating thereto (Proposal 5);

•

amendments to the charter relating to certain share repurchases from “interested stockholders” (beneficial holder of 5% or more of our shares, unless held for more than four years) or the ability for shareholders to use cumulative voting in the election of directors once there is a “substantial stockholder” (beneficial holder of 40% or more of our shares) (Proposal 6); and

•	amendments to the charter provision that prohibits action by written consent of shareholders (Proposal 7).

At our 2013 Annual Meeting of Shareholders, a non-binding shareholder proposal requesting Dover to take all steps necessary, in compliance with applicable law, to remove supermajority voting requirements from our governance documents received the support of the holders of approximately 62% of our outstanding common stock (approximately 78% of the shares voting and approximately 72% of the shares present at the meeting).

Our Board and the Governance and Nominating Committee believe that adherence to sound corporate governance policies and practices is important, and they are committed to ensuring that Dover is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its shareholders. To that end, our Board and Governance and Nominating Committee have carefully considered the advantages and disadvantages of Dover’s current supermajority voting provisions. Under Dover’s existing governing documents, a majority vote requirement applies to almost all matters submitted to a vote. There are no supermajority provisions in our by-laws and the only supermajority provisions in our charter are described above and subject to Proposals 5 through 7.

In this regard, the Board recognized that the retention of a supermajority voting standard for certain extraordinary matters is an effective way to attempt to ensure that the interests of all shareholders are fully protected. The Board’s view is that the purpose of the enhanced voting provisions is not to preclude change, but instead to ensure that extraordinary transactions and fundamental changes to corporate governance have the support of a broad consensus of our shareholders, rather than just a simple majority, and that supermajority vote requirements can serve to protect shareholders against potentially self-interested actions of short-term investors. Dover’s existing supermajority voting provisions may encourage persons or firms making unsolicited takeover proposals to negotiate directly with the Board, which provides the Board with increased leverage in the exercise of its fiduciary duties to negotiate the best possible return for shareholders, and prevents the use of potentially coercive or abusive takeover tactics.

On the other hand, the Board is aware that some shareholders disagree, arguing that supermajority voting provisions impede accountability to shareholders and contribute to Board and management entrenchment, and believe that a majority vote requirement should be sufficient for any corporate action requiring shareholder approval, regardless of the benefits outlined above. While it is important to Dover’s long-term success for the Board to maintain appropriate defenses against inadequate takeover bids, it is also important for the Board to maintain shareholder confidence by demonstrating that it is responsive and accountable to shareholders and committed to strong corporate governance. In this regard, although the shareholder proposal last year was nonbinding, the Board gave considerable weight to the fact that the proposal received a majority of votes in favor of the proposal and a majority of the outstanding shares.

Therefore, after careful consideration of the foregoing matters, the Board, upon the recommendation of the Governance and Nominating Committee, has determined that it is appropriate to propose amendments to the charter to eliminate the supermajority voting provisions and that doing so is in the best interests of Dover and its shareholders. If the proposals are adopted, shareholders holding a simple majority of Dover’s outstanding shares may be able to approve amendments to our charter that some shareholders may oppose and that would not have been approved by a super-majority vote. By recommending the amendment, the Board is demonstrating its accountability and willingness to take steps that address shareholder-expressed concerns.

You are being provided with an opportunity to vote separately on the amendments to each of the affected Articles of our charter as described below under Proposal Nos. 5, 6 and 7. In accordance with Delaware law, the Board has adopted resolutions approving and declaring advisable these proposed amendments and is recommending them to shareholders for approval. Under our charter and Delaware law, approval of Proposal 5 requires the affirmative vote of the holders of at least a majority of our outstanding common stock, and approval of each of Proposal Nos. 6 and 7 requires the affirmative vote of the holders of at least 80% of our outstanding common stock.

Proposal 5 — Resolution to Approve Amendments to Article 14 of Dover’s Restated Certificate of Incorporation (Elimination of Super-Majority Voting Requirements in Article 14)

Article FOURTEENTH of our charter (“Article 14”) requires that any “business combination” (as defined in our charter) with a “related person” (a beneficial owner of 15% or more of our “voting shares”, which means the outstanding shares of our capital stock entitled to vote generally in the election of directors) must be approved by the affirmative vote of holders of at least 80% of the outstanding voting shares (the “Related Person Vote Requirement”), unless (i) the business combination was approved by a majority of the directors of Dover that were directors at a time when the related person did not beneficially own 5% or more of the outstanding shares or (ii) the value of the consideration to be paid to holders of capital stock of Dover meets certain minimum requirements and certain other requirements are satisfied (commonly referred to as “fair price” exceptions).

Subsection (E) of Article 14 currently provides that amendments, alterations, changes or repeals (“Changes”) to or of Article 14 must be approved, subject to certain exceptions, by the affirmative vote of the holders of at least 80% of our outstanding voting shares (the “Article 14 Amendment Provision”).

On the recommendation of the Governance and Nominating Committee, and based on the careful review of the advantages and disadvantages of the Related Person Vote Requirement and the Article 14 Amendment Provision as described below and in the “Background of Proposals 5 through 7” above, the Board of Directors has approved, and recommends that the shareholders approve, this Proposal 5 which would amend the charter by (i) reducing the 80% vote requirement in the Related Person Vote Requirement to a majority of the outstanding voting shares and (ii) removing the Article 14 Amendment Provision in its entirety.

If this Proposal 5 is approved by the stockholders, future Changes to Article 14 may be effected in accordance with Delaware law and will not be subject to a supermajority voting requirement. Under Delaware law, changes to the charter must be approved by the holders of at least a majority of the voting power of the capital stock of the company outstanding and entitled to vote on amendments to the charter. In addition, if this Proposal 5 is approved by the shareholders, business combinations with a related person will only require the approval of a majority of the outstanding voting shares – however, Dover is and will remain subject to Section 203 of the Delaware General Corporation Law (“DGCL”) which contains provisions that provide similar protection, in all material respects, to the protection provided in Article 14. Importantly, if a business combination under Section 203 of the DGCL does not meet the provisions specified therein, the transaction must be approved by the Board and by the affirmative vote of at least two-thirds of the outstanding shares of Dover’s common stock not owned by the interested stockholder (the “DGCL 203 Vote”). The Board evaluated whether it was in the best interests of shareholders to reduce the Related Person Vote Requirement and whether reducing the voting threshold under Article 14 would significantly change the current protections available to Dover and its shareholders (including, in particular, the minority shareholders) against the threat of transactions that may be inadequately priced, unfair or coercive. The Board considered that lowering the Related Person Vote Requirement would not impact the protections available under Section 203 of the DGCL and while there are some differences between Article 14 and Section 203 of the DGCL, the vast majority of extraordinary transactions would be covered under both Article 14 and Section 203 of the DGCL. In light of the significant protections that will remain available under Section 203 of the DGCL, including the required DGCL 203 Vote of non-interested stockholders, the Board gave considerable weight to the fact that holders of more than 60% of our outstanding common stock were in favor of the proposal at our last Annual Meeting of Shareholders to eliminate supermajority voting provisions.

The approval of this Proposal 5 is not conditioned on the approval of any other Proposal.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment attached as Appendix B to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Required Vote

Because the Board of Directors recommends that stockholders approve and adopt the charter amendment contemplated by this Proposal 5, under our charter and Delaware law the affirmative vote of at least a majority of the shares outstanding and entitled to vote on the amendment is needed to approve the charter amendment contemplated by this Proposal 5. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

If this Proposal 5 is approved by shareholders, the Board has authorized the officers of Dover to file with the Delaware Secretary of State an amendment to our charter incorporating the amendment set forth in Appendix B. The amendment to our charter will become effective on the date the filing is accepted by the Delaware Secretary of State. If Proposal 5 is not approved by the requisite vote, the proposed amendment to Article 14 of our charter will not be implemented and Dover’s current voting requirements contained therein will remain in place.

Board Recommendation

While the Board continues to believe that the retention of Dover’s supermajority voting requirements in Article 14 provides shareholders with meaningful protections against actions that may not be in their best interests, the Board recognizes that many shareholders have a different view. Accordingly, after careful consideration of the issue and in recognition of shareholder support for last year’s nonbinding shareholder proposal to eliminate the supermajority voting provisions, and based on the recommendation of the Governance and Nominating Committee, the Board has declared the advisability of Proposal 5 and recommends a vote for the approval of this Proposal 5.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO ARTICLE 14 OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS CONTAINED THEREIN.

Proposal 6 — Resolution to Approve Amendments to Article 15 of Dover’s Restated Certificate of Incorporation (Elimination of Super-Majority Voting Requirement to Amend Article 15)

Article FIFTEENTH of our charter (“Article 15”) requires that, subject to certain exceptions, any purchases by Dover or its subsidiaries of “voting shares” (defined above and in the charter) held by an “interested stockholder” (a beneficial owner of 5% or more of our voting shares that has been such a beneficial owner for less than four years) at a per share price in excess of the applicable market price must be approved by the affirmative vote of not less than a majority of the votes entitled to be cast by holders of all outstanding voting shares not beneficially owned by the “interested stockholder.” In addition, Article 15 provides stockholders with cumulative voting rights in the election of directors if at the time of such election there exists a “substantial stockholder” (a beneficial owner of 40% or more of our voting shares). As of December 31, 2013, we are not aware of any beneficial owner that holds more than 7% of our outstanding voting shares.

Subsection (E) of Article 15 currently provides that Changes to Article 15 must be approved, subject to certain exceptions, by the affirmative vote of the holders of at least 80% of our outstanding voting shares (the “Article 15 Amendment Provision”).

On the recommendation of the Governance and Nominating Committee, and based on the careful review of the advantages and disadvantages of the Article 15 Amendment Provision as described in the “Background of Proposals 5 through 7” above, the Board of Directors has approved, and recommends that the shareholders approve, this Proposal 6 which would amend the charter by removing the Article 15 Amendment Provision in its entirety. If this Proposal 6 is approved by the shareholders, future Changes to Article 15 may be effected in accordance with Delaware law and will not be subject to a supermajority voting requirement. If this Proposal 6 is adopted, under Delaware law, Changes to the charter must be approved by the holders of at least a majority of the voting power of the capital stock of Dover outstanding and entitled to vote on amendments to the charter.

The approval of this Proposal 6 is not conditioned on the approval of any other Proposal.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment to the charter attached as Appendix C to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Required Vote

Changes to Article 15 must be approved by the affirmative vote of the holders of at least 80% of our outstanding voting shares unless the proposed Changes to Article 15 are recommended to our shareholders by a majority vote of the Board and at the time the Change is under consideration there is, to the knowledge of the Board, neither an “interested stockholder” nor a “substantial stockholder.” Based on public filings and other inquires made, the Board believes that there is currently an “interested stockholder” because a shareholder filed an initial Schedule 13G first reporting ownership of our Voting Shares in excess of 5% as of December 31, 2012, which is not more than four years from the date the amendment contemplated by this Proposal 6 is under consideration. As a result, in accordance with our charter, the affirmative vote of at least eighty 80% of our outstanding voting shares is required in order to approve the charter amendments contemplated by this Proposal 6.

Abstentions and broker non-votes will have the effect of votes against the proposal. If this Proposal 6 is approved by shareholders, the Board has authorized the officers of Dover to file with the Delaware Secretary of State an amendment to our charter incorporating the amendment set forth in Appendix C. The amendment to our charter will become effective on the date the filing is accepted by the Delaware Secretary of State. If Proposal 6 is not approved by the requisite vote, the proposed amendment to Article 15 of our charter will not be implemented and Dover’s current voting requirements contained therein will remain in place.

Board Recommendation

While the Board continues to believe that the retention of Dover’s supermajority voting requirements in Article 15 provides shareholders with meaningful protections against actions that may not be in their best interests, the Board recognizes that many shareholders have a different view. Accordingly, after careful consideration of the issue and in recognition of shareholder support for last year’s nonbinding shareholder proposal to eliminate the supermajority voting provisions, and based on the recommendation of the Governance and Nominating Committee, the Board has declared the advisability of Proposal 6 and recommends a vote for the approval of this Proposal 6.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO ARTICLE 15 OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS CONTAINED THEREIN.

Proposal 7 — Resolution to Approve Amendments to Article 16 of Dover’s Restated Certificate of Incorporation (Elimination of Super-Majority Voting Requirement to Amend Article 16)

The first paragraph of Article SIXTEENTH of our charter (“Article 16”) contains a prohibition on shareholder action by written consent. The second paragraph of Article 16 currently provides that Changes to Article 16 must be approved, subject to certain exceptions, by the affirmative vote of the holders of at least 80% of our outstanding voting shares (the “Article 16 Amendment Provision”).

On the recommendation of the Governance and Nominating Committee, and based on the careful review of the advantages and disadvantages of the Article 16 Amendment Provision as described in the “Background of Proposals 5 through 7” above, the Board of Directors has approved, and recommends that the shareholders approve, this Proposal 7 which would amend the charter by removing the Article 16 Amendment Provision in its entirety. If this Proposal 7 is approved by the shareholders, future Changes to Article 16 may be effected in accordance with Delaware law and will not be subject to a supermajority voting requirement. If this Proposal 7 is adopted, under Delaware law, Changes to the charter must be approved by the holders of at least a majority of the voting power of the capital stock of Dover outstanding and entitled to vote on amendments to the charter.

The approval of this Proposal 7 is not conditioned on the approval of any other Proposal.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment to the charter attached as Appendix D to this Proxy Statement, with deletions indicated by strike outs and additions indicated by underlining.

Required Vote

Changes to Article 16 must be approved by the affirmative vote of the holders of at least 80% of our outstanding voting shares unless the proposed Changes to Article 16 are recommended to our shareholders by a majority vote of the Board and at the time the Change is under consideration there is, to the knowledge of the Board, neither an “interested stockholder” (a beneficial owner of 5% or more of our voting shares that has been such a beneficial owner for less than four years) nor a “substantial stockholder.” Based on public filings and other inquires made, the Board believes that there is currently an “interested stockholder” because a shareholder filed an initial Schedule 13G first reporting ownership of our voting shares in excess of 5% as of December 31, 2012, which is not more than four years from the date the amendment contemplated by this Proposal 7 is under consideration. As a result, in accordance with our charter, the affirmative vote of at least eighty 80% of our outstanding voting shares is required in order to approve the charter amendments contemplated by this Proposal 7.

Abstentions and broker non-votes will have the effect of votes against the proposal. If this Proposal 7 is approved by shareholders, the Board has authorized the officers of Dover to file with the Delaware Secretary of State an amendment to our charter incorporating the amendment set forth in Appendix D. The amendment to our charter will become effective on the date the filing is accepted by the Delaware Secretary of State. If Proposal 7 is not approved by the requisite vote, the proposed amendment to Article 16 of our charter will not be implemented and Dover’s current voting requirements contained therein will remain in place.

Board Recommendation

While the Board continues to believe that the retention of Dover’s supermajority voting requirements in Article 16 provides shareholders with meaningful protections against actions that may not be in their best interests, the Board recognizes that many shareholders have a different view. Accordingly, after careful consideration of the issue and in recognition of shareholder support for last year’s nonbinding shareholder proposal to eliminate the supermajority voting provisions, and based on the recommendation of the Governance and Nominating Committee, the Board has declared the advisability of Proposal 7 and recommends a vote for the approval of this Proposal 7.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO ARTICLE 16 OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS CONTAINED THEREIN.

Proposal 8 — Resolution to Approve an Amendment to Dover’s By-Laws to Permit Shareholders to Call a Special Meeting

The Board recommends that Dover shareholders approve an amendment to our By-Laws (the “Special Meeting By-Law Amendment”) that would add a right permitting holders of record of at least 25% of the voting power of Dover’s outstanding capital stock to call a special meeting of shareholders by written request filed with the Secretary of Dover and otherwise in accordance with the By-Laws. Currently, our By-Laws provide that only the Board of Directors or the Executive Committee of the Board of Directors (if one has been appointed) may call a special meeting of shareholders.

The Board believes that establishing an ownership threshold of at least 25% in order for shareholders to request a special meeting strikes an appropriate balance between enhancing the rights of shareholders and seeking to avoid the situations that could arise if the threshold were set too low. The Board believes that calling a special meeting of shareholders is not a matter to be taken lightly and that a special meeting should only be held to cover special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs. We believe that setting the threshold too low carries a risk of frequent meeting requests, potentially covering agenda items relevant to particular constituencies as opposed to shareholders generally, with attendant significant cost, management distraction and diversion of management and financial resources. We therefore believe that a lower threshold would not be in the best interest of shareholders.

The Special Meeting By-Law Amendment contains procedural and informational requirements for shareholders to call a special meeting that are intended to facilitate Dover and its shareholders receiving basic information about the meeting and the business to be considered and to ensure, among other things, that the special meeting is not duplicative of matters that were recently, or in the near-term will be, considered at an annual meeting. In particular, the Special Meeting By-Law Amendment provides that: no business may be conducted at the special meeting except as set forth in Dover’s notice of meeting; no stockholder special meeting request may be made during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the later of the date of the next annual meeting or 30 days after the first anniversary of the date of the previous annual meeting; a special meeting request cannot cover business substantially similar to what was covered at an annual or special meeting held not more than 12 months, or in the case of director elections 120 days, before the special meeting request was received by the Secretary; a special meeting will not be held if similar business is to be covered at an annual or special meeting called by the Board to be held within 120 days after the special meeting request is received by the Secretary; any shares beneficially owned or held of record as of the date of the request and sold by the requesting holder prior to the record date for the special meeting will be treated as a revocation of the request to the extent of the shares sold; and the requesting shareholder’s notice must include information (as specified in the amended By-Laws) as to the business proposed to be conducted, as to each nominee (if applicable), and as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made.

The complete text of Article II, Section 3 of the By-Laws, as proposed to be amended, is set forth in Appendix E.

Upon approval of Dover’s shareholders, the Special Meeting By-Law Amendment will become effective.

Required Vote

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting is needed to approve the Special Meetings By-Law Amendment. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE SPECIAL MEETINGS BY-LAW AMENDMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Letter from Compensation Committee,

Dear Shareholders:

Dover’s Board of Directors feels it is important that our shareholders understand our philosophy on CEO pay. At Dover, our programs are designed to create opportunities for our CEO that are aligned with creating value for our shareholders. There are three basic levels of compensation: annual salary, annual bonus and long-term compensation.

At target, the CEO’s annual base salary is approximately 10% of his total compensation. Our goal is to set the annual CEO salary target at a competitive level based on the median salary for other companies similar to Dover’s size and complexity.

Approximately 15% of CEO target compensation is in the form of an annual cash bonus. This bonus is designed to reward annual financial performance, as well as strategic actions for the current year that the board believes will assure the long-term success of Dover (even beyond the tenure of the current CEO). The financial component is calculated based on specific numerical targets, while the strategic objectives are based on actions that cannot be as easily quantified, but are specific nonetheless. Once again, the actual value of the CEO’s bonus is dependent upon performance.

The vast majority of target CEO compensation, approximately 75%, takes the form of long-term compensation. This creates personal opportunities for our CEO that are aligned with the opportunities for our shareholders. The actual value of the CEO’s long-term compensation is entirely dependent on performance.

To achieve this alignment with the interests of our shareholders, we use a combination of a cash performance program (“CPP”), stock settled stock appreciation rights (“SSARs”) and performance shares. The CPP uses internal total shareholder return (“iTSR”) and rewards our CEO for earnings growth and free cash flow generation, the same as for Dover’s operating company management. We believe that iTSR is a very good measure of shareholder wealth creation. The SSARs reward our CEO for increases in Dover’s stock price. The performance shares use relative total shareholder return and measure Dover’s performance versus our peers. The value of the long-term compensation grants are determined entirely by formula from the plan design, with their eventual value being determined by the performance of Dover’s stock.

Overall, our compensation philosophy, as illustrated by our CEO compensation system, is applied to all of our senior management. It allows us to attract and retain the best talent for Dover, while aligning our executives’ interests with those of our shareholders. We recognize that compensation systems are complex, a function of trying to balance the short, medium and long-term interests of our shareholders with the competitive market for the best talent.

Sincerely,

Richard K. Lochridge (Chair), Robert W. Cremin, Jean-Pierre M. Ergas, Peter T. Francis, Kristiane C. Graham

Introduction

This Compensation Discussion and Analysis provides information about our 2013 compensation programs and Named Executive Officers (“NEOs”):

•	Robert A. Livingston, President & Chief Executive Officer

•	Brad M. Cerepak, Senior Vice President & Chief Financial Officer

•	William W. Spurgeon Jr., President & Chief Executive Officer of Dover Engineered Systems, Inc.

•	Jay L. Kloosterboer, Senior Vice President, Human Resources

•	Stephen R. Sellhausen, Senior Vice President, Corporate Development and Strategy

The contents of the Compensation Discussion and Analysis are organized into five sections:

•	Section 1 - Executive Summary — Performance and Pay

•	Section 2 - Compensation Decision Making for 2013

•	Section 3 - 2013 NEO Pay Decisions

•	Section 4 - Compensation Components

•	Section 5 - Compensation Changes for 2014

•	Section 6 - Other Compensation Programs and Policies

Section 1 — Executive Summary — Performance and Pay

2013 Dover Performance

In 2013, we delivered robust revenue and earnings growth and took significant actions to position us for continuing long-term success. Below are highlights of our 2013 performance:

•	Increased revenue 8% to $8.7 billion for the year, reflecting organic growth of 3% and growth from acquisitions of 5%;

•	Increased earnings per share* from continuing operations by 23.0% to $5.57;

•	Expanded full-year segment margin to 17.4%;

•	Achieved free cash flow of 11% of revenue;

•	Increased our dividend 7%, marking the 58th consecutive year that we have increased the dividend;

*	References herein to earnings per share are references to earnings per share on a fully diluted basis (“EPS”).

Our financial results reflect our continuing execution of our longer term objectives of organic revenue growth, growth from acquisitions, margin expansion and effective portfolio management, supported by excellent cash flow. In 2013 we took significant steps in furtherance of these objectives, including:

•	announcing the distribution to our shareholders of all of the common stock of Knowles Corporation in a transaction structured to be tax-free to U.S. shareholders for U.S. federal income tax purposes;

•	completing 10 acquisitions, investing $323 million, with 71% of the investment outside of the United States;

•	continuing our focus on capturing the benefits of common ownership with productivity gains from supply chain, lean manufacturing, and facility consolidations.

2013 Executive Compensation

Our compensation programs are designed to reward outstanding short-term and long-term performance. In 2013, we exceeded our financial targets, resulting in annual bonuses that are generally above 2012 levels. For the three-year period 2011 through 2013, our company financial performance was strong, resulting in CPP payouts above target. However the rate of improvement slowed from the previous three year period, resulting in a smaller payout than the previous year. For the three-year period ending in 2013, we delivered 75.4% TSR, which was strong relative to our peers, so our performance share program paid above target. The details of these and other compensation decisions are described in Section 3 – 2013 NEO Pay Decisions. The following charts demonstrate the variability of our incentive payouts over-time, consistent with our pay for performance philosophy.

Section 2 — Compensation Decision Making for 2013

Process

The process for making variable executive compensation decisions for 2013 began with goal setting at the beginning of the year and concluded with the actual compensation payout decisions in early 2014. The process is designed to allow the Committee, the Board, and management time to reflect on and discuss information before being asked to approve a proposal or make decisions. The process involves four parties: the Committee, the independent directors of the Board, the CEO, and the Committee’s independent consultant. The roles of each in making compensation decisions are:

Compensation Committee. The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of five independent directors, is responsible for the review and approval of the compensation for Dover’s executives. In addition, the Committee is responsible for formulating the compensation recommendations for our Chief Executive Officer and approving all compensation recommendations for direct reports to our Chief Executive Officer. The Committee is supported in its work by the Human Resources department, as well as its independent compensation consultant, Semler Brossy.

Independent Directors of the Board. Independent directors of the Board who do not serve on the Compensation Committee play a critical role in compensation by (1) reviewing the performance of our Chief Executive Officer at least mid-year and following the end of the fiscal year, (2) providing vital feedback to our Chief Executive Officer about his performance and opportunities for improvement, and (3) reviewing the recommendation of the Compensation Committee and, together with the Committee, determining the compensation for our Chief Executive Officer.

Chief Executive Officer. Each year, within the guidelines approved by the Compensation Committee and based on management’s review of competitive market data, our Chief Executive Officer recommends to the Committee salaries, annual incentive awards, and long-term incentive awards for his direct reports, including other NEOs. In addition to market data and trends, these recommendations are based upon his assessment of each officer’s performance, the performance of the individual’s respective segment or function, and employee retention considerations. The Committee reviews these recommendations and approves any compensation changes affecting our executive officers.

Our Chief Executive Officer does not play any role in matters affecting his own compensation other than providing the independent directors with a written self-assessment of his performance.

Independent Compensation Consultant. The Compensation Committee has retained Semler Brossy as its independent executive compensation consultant. This firm routinely provides the Committee with an evaluation of the market competitiveness of the executive compensation packages, an assessment of pay in relation to performance, input into CEO and other executive pay decisions and input on other compensation-related matters at the request of the Committee. The firm reports directly to the Committee, and the Committee may replace the firm or hire additional consultants at any time. A representative of the firm attends meetings of the Committee, upon request, and communicates with the Committee chair between meetings. While the Committee values the advice of its consultant, the Committee is the sole decision-maker in regard to the compensation of executive officers.

For 2013 the process was as follows:

•

February 2013 - the Compensation Committee and the independent directors of the Board reviewed and approved the financial performance targets for the annual incentive plan, and reviewed with the CEO his 2013 strategic objectives. The CEO thereafter approved the strategic goals for each of his direct reports, including the NEOs.

•	August 2013 - the Compensation Committee, including the independent chair of the Board, provided the CEO with a mid-year performance assessment.

•

November 2013 - the Compensation Committee reviewed and considered market compensation data and executive compensation trend information from its independent consultant. The Committee also reviewed tally sheets to understand the full cost of each executive’s compensation and benefits package, share ownership levels, realized pay, and payouts under different termination scenarios.

•

January 2014 - the Compensation Committee and the other independent directors of the Board met by conference call to discuss and evaluate the CEO’s performance and the Compensation Committee certified the performance results for our performance share awards for the 2011-2013 period.

•

February 2014 - the Compensation Committee reviewed with the CEO the financial and strategic performance of each of his direct reports, along with the proposed pay actions. After discussion, the Committee approved pay actions for each direct report. The Committee certified the performance results for the AIP and the CPP and developed a proposal for the CEO’s pay actions. The Committee discussed its CEO pay proposal with the independent directors of the Board, and together they determined the pay actions for the CEO.

Pay Mix

Our executive compensation program for executive officers is designed to emphasize performance-based compensation. Fixed compensation elements, such as salary, although essential to a competitive compensation program, are not the focal point of our program. For a discussion of all of our compensation components and the objectives of each component, see the detailed discussion beginning in Section 4 – Compensation Components. The majority of our NEOs’ compensation is “at risk,” which means that it varies year to year depending on factors such as our EPS, earnings before interest and taxes (“EBIT”), revenue or the iTSR of a NEO’s business unit, our actual stock price performance and relative TSR versus that of our peers. We believe our financial metrics are the drivers of shareholder value, while the market measures focus on actual shareholder value creation.

The charts below reflect the target pay mix of our Chief Executive Officer and the average of our other NEOs.

Competitor Data — Peer Groups

The Committee references two, overlapping peer groups in making executive compensation decisions -a smaller, more tightly clustered group for assessing executive pay levels and practices, and a broader group for assessing Dover’s financial performance and total shareholder return. For assessing executive pay programs and levels, the Committee selected a group of companies that are similar to Dover in terms of end market, complexity, revenues, and market capitalization. In 2013, Tyco International was removed from this group, as a result of the combination of its Flow Control business with Pentair. We believe this group (listed below), in combination with survey-reported information, provides an appropriate representation of our market for executive talent.

Cameron International	Illinois Tool Works	Roper Industries
Corning	Ingersoll-Rand	SPX Corp.
Danaher	Pall Corp.	Textron
Eaton Corp.	Parker-Hannifin	Timken Company
Emerson Electric	Pentair	Weatherford
Flowserve Corp.	Precision Castparts Corp.	3M Company
FMC Technologies	Rockwell Automation

Some key statistics on our current pay peer group include:

(In $ Millions)	2013 Revenue (1)	2013 Market Capitalization (2)
75th percentile	16,390	36,665
Median	10,650	16,450
25th percentile	6,635	10,805
Dover	8,530	16,340

(1)	2013 Revenue represents revenue for the trailing 12 months as reported in the most recently filed quarterly or annual report as of January 22, 2014.
(2)	2013 Market Capitalization represents market capitalization as of January 22, 2014 based on the number of shares outstanding as reported in the then most recently filed quarterly or annual report.

For measuring relative total shareholder return – the measurement basis for payouts of our performance shares – the Committee concluded that an expanded group of companies (building from the 20 above) would better represent the range of alternatives for our shareholders’ capital and help to mitigate the impact of any single-company events on relative performance measurements.

Company size was not explicitly considered in developing the expanded performance-benchmarking group, as it is less of a direct consideration when comparing shareholder returns. Other than size, each of the previously mentioned criteria was utilized in determining the performance benchmarking peer group.

Performance Share TSR Comparison Group for Awards Made in 2012 and 2013 *

Actuant Corp.	Honeywell International	Rockwell Automation
AMETEK Inc.	Hubbell Inc.	Roper Industries
Amphenol Corp	IDEX Corp.	Snap-on Inc.
Cameron International	Illinois Tool Works	SPX Corp.
Carlisle Companies	Ingersoll-Rand	Teledyne Technologies
Crane Co.	Lennox International	Textron
Corning	Nordson Corp.	Timken Company
Danaher	Pall Corp.	Tyco International
Eaton Corp.	Parker Hannifin	United Technologies
Emerson Electric	Pentair	Vishay Intertechnology
Flowserve Corp.	Precision Castparts Corp	Weatherford International
FMC Technologies	Regal Beloit Inc.	3M Company

*	Garden Denver Inc. was included in the peer group for awards made in 2012 but was removed from the group following its acquisition in 2013 by a private equity firm.

Prior to utilizing these two groups, Dover considered pay and performance data from 38 companies across nine sectors generally representative of Dover’s portfolio of companies. As with our current TSR peer group, this original group of 38 companies was reduced to 37 following the merger of Cooper Industries and Eaton in 2012. For determining performance share outcomes for the three-year period 2011-2013 (payouts made in February 2014), shareholder returns were measured against this group of 37 companies (listed below).

Performance Share TSR Comparison Group for Awards Granted in 2011

Actuant Corp.	Honeywell International	Parker Hannifin
AGCO Corp.	Hubbell Inc.	Pentair
Agilent Technologies	IDEX Corp.	Precision Castparts Corp.
AMETEK Inc.	Illinois Tool Works	Rockwell Automation
Cameron International	Ingersoll-Rand	Roper Industries
Carlisle Companies	ITT Corp.	SPX Corp.
Crane Co.	Leggett & Platt	Terex Corp.
Danaher	Manitowoc	Timken Company
Deere & Company	Masco Corp.	Tyco International
Eaton Corp.	Oshkosh Corp.	United Technologies
Emerson Electric	Paccar, Inc.	Weatherford International
Flowserve Corp.	Pall Corp.	3M Company
FMC Technologies

In addition to peer group information, we also refer generally to pay data for manufacturing companies from the Mercer US Global Premium Executive Remuneration Suite, Towers Watson Survey Report on Top Management Compensation, Hewitt Total Compensation Management surveys and databases, and Equilar Top 25 Survey. We use these surveys because they include a broad range of manufacturing companies that are comparable to us in many ways, including geographic diversity, substantial U.S. operations, comparable revenues and operations in many of the same manufacturing sectors.

Section 3 — 2013 NEO Pay Decisions

The compensation awarded to our NEOs in 2013 reflects Dover’s financial performance and continued progress along its strategic path. However, actual compensation varies widely based upon performance of the Dover as a whole or each NEO’s business unit.

Annual Incentive Plan Award

The annual incentive is designed to reward our NEOs for the achievement of financial and strategic objectives that are linked to Dover’s longer term goals. The annual incentive plan is funded for Section 162(m) purposes by the achievement of an EPS goal, as determined under the plan. Achievement of our EPS target allows maximum bonuses to be paid, subject to the negative discretion of the Committee in determining the final bonuses. Achievement below the target reduces the bonus pool by 1% for every 1% below target; achievement above target does not increase the bonus pool. For purposes of the annual incentive plan, our 2013 EPS target from continuing operations was $5.19 which reflects adjustments that include any businesses acquired during the year. We achieved EPS from continuing operations determined on the basis described above of $5.57 so bonuses were available to be paid at maximum. The actual bonuses paid for the year were less than the maximum. Under the annual incentive plan, 50% of each NEO’s target annual incentive is tied to the achievement of financial results and 50% is tied to the achievement of individual strategic objectives. The financial targets listed below were utilized to determine the 50% of each NEO’s bonus tied to financial results.

	2013 Targets			2013 Results
	in $millions
NEO:	Net Income (1)	Sales	EBIT	Net Income (1)	Sales	EBIT
Dover Corporation • Robert A. Livingston • Brad M. Cerepak • Jay L. Kloosterboer • Stephen R. Sellhausen	913	8,896	N/A	996	8,730	N/A
Dover Engineered Systems, Inc. • William W. Spurgeon, Jr. (2)	913	3,919	581	996	3,797	576

(1)	Net Income target and results include the impact of any acquisitions during 2013. In addition, it excludes the costs related to the spin-off of Knowles Corporation. Dover believes this provides for a better representation of operating performance.

(2)	Mr. Spurgeon became CEO of Dover Engineered Systems in August 2013. He had previously been CEO of Dover Energy. The financial metrics considered for his bonuses were Dover’s net income and Dover Engineered Systems’ sales and EBIT.

Each of the NEOs had unique strategic objectives that were utilized to determine the remaining 50% of their annual incentive. The individual NEO strategic goals were linked to the overall success of Dover, as it continues to move forward on its strategic pathway to achieve consistent long-term success. The strategic goals for the CEO are developed by the Compensation Committee and approved by the Board. They are intended to focus on a limited and measurable set of goals which, if accomplished, will benefit the shareholders of Dover over the long-term. The CEO in turn develops strategic goals for his direct reports which focus on measurable accomplishments in their individual areas of responsibility that will also benefit our shareholders over the long-term. Listed below is a summary of each NEO’s performance against his strategic objectives.

Robert A. Livingston, President and Chief Executive Officer continued to lead the refinement of our corporate strategy while remaining focused on our key objectives to identify growth spaces for investment; drive both organic and acquisition growth in strong, global markets; maintain a balanced and flexible capital allocation approach; and recruit and develop our talent. In 2013, he took significant steps toward these key objectives by announcing the spin-off of Knowles Corporation, while completing 10 acquisitions in our growth spaces and continuing our focus on capturing productivity gains from supply chain, lean manufacturing, and facility consolidation.

Other NEOs

•

Mr. Cerepak (Chief Financial Officer) continued to improve the effectiveness of the global finance processes, with an emphasis in improving the tax and cash management processes. He continued to play a key role in the continued development of our corporate strategy. In addition, he served as the project leader for the spin-off of Knowles Corporation.

•

Mr. Kloosterboer (Senior Vice President of Human Resources) led the implementation of our U.S. retirement benefit consolidation and integration project. He continued to make progress on our talent development initiatives. In addition, he played a significant role in the spin-off of Knowles Corporation.

•

Mr. Sellhausen (Senior Vice President of Corporate Development and Strategy) continued to lead the development and refinement of Dover’s strategy, as well as the review and execution of portfolio shaping alternatives including acquisitions and divestitures. In addition, he played a key role in the spin-off of Knowles Corporation.

•

Mr. Spurgeon (CEO and President of Dover Engineered Systems, Inc.) led the successful integration of several acquisitions in both Dover Engineered Systems and Dover Energy. He continued to expand the business outside of North America while driving productivity gains across the business.

Overall, we exceeded our financial targets in 2013 and made progress on our strategic objectives, including the spin-off of Knowles Corporation. However, actual compensation varies widely based on the individual’s business unit and performance against specific strategic objectives.

	Annual Bonus in $			Annual Bonus % of Target
NEO	2011	2012	2013	2011	2012	2013
Robert A. Livingston	1,525,000	1,020,000	1,175,000	136%	91%	100%
Brad M. Cerepak	972,361	580,000	860,000	169%	101%	141%
William W. Spurgeon, Jr.	935,000	690,000	850,000	144%	106%	131%
Jay L. Kloosterboer (1)	—	—	520,000	—	—	156%
Stephen R. Sellhausen (1)	—	—	440,000	—	—	132%

(1)	Messrs. Kloosterboer and Sellhausen became NEOs with respect to the year 2013 and, therefore, the years 2011 and 2012 are not illustrated.

Realized Long-Term Performance Based Compensation

Cash Performance Program

The three-year CPP rewards our executives that for improving iTSR through earnings growth and cash flow generation over a three-year period. During the most recent three-year plan period (2011-2013), Dover generated $4.8 billion in EBITDA and $2.6 billion of free cash flow. The payout methodology and details of the plan can be found in the section entitled “Performance-Based Compensation”. The payouts from the plan for each of the three-year periods ending December 31, 2011, 2012 and 2013 were:

NEO	Cycle ended:
	CPP Payout in $			CPP Payout as % of Original Grant
	2011(1)	2012(1)	2013	2011(1)	2012(1)	2013
Robert A. Livingston	479,779	4,251,500	2,658,800	123%	425%	266%
Brad M. Cerepak (2)	N/A	1,275,000	797,640	N/A	425%	266%
William W. Spurgeon, Jr. (3)	1,276,000	2,178,000	1,500,800	242%	544%	375%
Jay. L Kloosterboer (2)	—	—	598,230	—	—	266%
Stephen R. Sellhausen (2)	—	—	598,230	—	—	266%

(1)	CPP payouts in 2011 and 2012 were based on the segment structure in place at that time.

(2)	Mr. Cerepak joined the company in 2009 and received his first CPP award in February 2010. Messrs. Kloosterboer and Sellhausen became NEOs with respect to the year 2013 and, therefore, years 2011 and 2012 are not illustrated.

(3)	Mr. Spurgeon’s 2013 payout was based on Dover Energy results. He was the CEO of Dover Energy, Inc. through August 2013.

Performance Shares

In February 2011, we issued performance share awards that may be earned over three years based on the TSR of Dover’s stock relative to its peer group over that time period. For the three-year period ending December 31, 2013, Dover had a TSR of 75.4%, placing it at the 59.2 percentile of its peer group. This resulted in a payout of 136.8% of the original grant. As a result, Mr. Livingston received 20,543 shares of Dover stock, Messrs. Cerepak and Spurgeon received 3,082 shares, and Messrs. Kloosterboer and Sellhausen received 2,311 shares. For a detailed description of the performance share component of long-term compensation, see “Compensation Discussion and Analysis — Section 4 –Compensation Components”.

Section 4 – Compensation Components

Dover offers a compensation program that provides structure and commonality across all of its operating companies. The following chart represents the components of our executive officer compensation program in effect for 2013 and is not to scale for any particular NEO:

Executive Compensation Program

Consistent with our pay for performance practice, we provided the following compensation and benefits components to our executive officers, including our NEOs, for 2013. Our philosophy and practices will continue to evolve over time in response to changes in market conditions, legal requirements and/or other objective and subjective considerations, including risk management considerations. This program will be used to determine salary ranges, annual bonus and long-term incentive opportunities and performance criteria. For a discussion of changes to our compensation practices for 2014, see “Section 5-2014 Changes to Executive Compensation Program”.

Compensation	Objective	Determining the Value
Salary	To provide a reasonable fixed level of annual cash compensation.	Individual salaries are set based on the executive’s responsibilities, performance, skills and experience as compared with relevant and comparable market talent. The market median is the reference for salaries.
Annual Incentive Plan Bonus	To encourage and reward the executive officer’s contribution toward producing strong financial and operating results and advancing our corporate strategy.	Awards are based 50% on financial performance (an assessment of EPS, revenue and/or earnings for the executive’s relevant business unit) and 50% on contributions to strategic initiatives.
Long-Term Cash Performance Program Award	To encourage and reward an executive officer’s contribution in producing strong financial and operating results over a three-year period and to retain talented executives.	Payouts, if any, are based on each business unit’s performance as measured by iTSR.
Equity Awards	To encourage executive officers to focus on long-term performance, to retain talented executives and to align their interests with those of our shareholders.

SSAR awards have value only to the extent our stock price appreciates over the stock price at the time of grant of the award; time vesting only.

A portion of the equity award for each senior executive officer, including all NEOs, is in the form of performance shares. Performance shares vest based on our three-year total shareholder return compared to that of our peer group.

Benefits	To provide competitive benefits, including tax-efficient retirement benefits, to retain talented executives and to encourage them to focus on long-term performance.

Health and welfare plans and qualified retirement plans are generally available to most employees.

Deferred compensation and enhanced retirement plan limited to executive participation to deliver more competitive retirement benefits.

Severance Benefits	To provide fair and consistent severance benefits and avoid individual negotiations.
Change-in- Control Severance Benefits	To retain talent in the event of a change-in-control. To provide consistent severance benefits in the event of termination following a change-in-control and avoid individual agreements.

Salary

We set salaries of our executive officers at levels that are intended to motivate and reward annual achievements and continued service to us. Our executive salary structure uses the median as a reference for determining salaries, reflecting a philosophy that base compensation should range around the market median, with above-market compensation reflecting exceptional performance. This use of the median as a reference is also consistent with current market practice of our peer companies.

Performance-Based Compensation

We offer incentive compensation on an annual and longer-term basis.

Annual Incentive Plan Bonus (AIP)

An annual incentive plan bonus may be earned each year based on an individual’s performance against both financial and individual strategic goals. The annual bonus is funded for Section 162(m) purposes and then reduced to the final award based on financial and strategic goal achievement. For each NEO, the AIP bonus target amount is determined according to an executive’s business/function complexity, size, and overall impact on Dover’s results, as well as strategic leadership and managerial responsibility.

For 2013, 50% of a NEO’s annual bonus was based on the achievement of financial performance criteria based on EPS, revenue and/or operating earnings for segment executives. The other 50% of the annual bonus was based on the achievement of individual strategic objectives related to long-term value creation for Dover shareholders. Executives can achieve up to 200% of their target bonus for performance that is significantly above the targeted performance. They can receive significantly less than the target bonus for performance below the targeted level. Dover believes that balancing the measurement of performance for the AIP between financial and strategic objectives is an important factor in mitigating risk and creating long-term value for our shareholders.

Long-Term Incentive Plan (LTIP)

We offer senior executive officers incentive compensation over periods of time longer than one year under our LTIP. Long-term incentive awards are generally made only once each year at the scheduled February Compensation Committee meeting shortly after announcement of earnings for the prior year. Except in very limited circumstances, the Compensation Committee does not grant awards at any other time during a given year. All SSAR grants, whenever made, have an exercise or base price equal to our stock’s closing price on the NYSE on the date of grant. Mid-year hires who participate in the long-term incentive plan usually receive their first grant the following February.

The following table summarizes the components of our LTIP and the related performance criteria for awards granted through 2013:

LTIP Component	Performance Criteria	Vesting or Exercise Period
CPP awards	iTSR	Awards vest and are paid in cash at the end of a three-year performance period.
SSARs	Market price of our common stock	SSARs are not exercisable until three years after grant; thereafter, they remain exercisable for another seven years.
Performance shares	TSR relative to performance peer group	Awards vest and are settled using shares at the end of a three-year performance period.

The 2013 awards were provided based on a present value grant amount which is based on the executive’s position and responsibility. The resulting dollar value was allocated between cash performance program awards, stock-settled stock appreciation rights, and performance shares with such allocation based on the executive’s responsibilities across our organization. Executives with comparable positions and responsibilities will have similar long-term incentive compensation opportunities.

For a discussion of the 2013 awards, see “Summary Compensation Table” later in this Proxy Statement.

Cash Performance Program Awards. We make cash performance awards annually for the three-year performance period commencing with the year of the award. Any payout of cash performance awards will occur three years later, conditional upon the calculated level of achievement relative to the preset iTSR targets by the participant’s business unit over the three-year period.

Payouts of cash performance awards are made on a sliding scale using the following formula:

No payouts will be made unless iTSR equals or exceeds 6%. The payout to any individual may not exceed $5,000,000 and total payouts for all participants for a business unit may not exceed 1.75% of the value created at that business unit over the three-year performance period.

iTSR is a measure of the change in an entity value plus the free cash flow generated by the entity over the three-year time period. In the case of iTSR, entity value is determined by using a multiple of the entity’s EBITDA. We believe increasing the entity value as measured by iTSR creates long-term shareholder value.

For a discussion of the 2013 payouts, see “Summary Compensation Table” later in this Proxy Statement.

Equity Awards. Equity awards generally consist of SSARs and performance shares.

SSARs. All SSARs are granted with ten-year terms and are not exercisable until three years after their grant. The exercise or base price of all SSARs is the closing price of our stock on the date of grant.

Performance Shares. Performance shares represent potential payments of common stock based on our TSR relative to that of our peer group over the three-year performance period. Dividends are not earned during the performance period.

Actual payments may range from 0% to 200% of target grant, as follows:

Restricted Shares. Dover grants awards of restricted shares in limited circumstances, such as for retention or recognition of special achievements. Beginning in 2011, dividends are accrued during the vesting period and paid in cash only when the shares vest.

Section 5 — 2014 Changes to our Executive Compensation Program

Changes in Salary

Mr. Livingston and Mr. Cerepak received salary increases for 2014 of 5.2% and 3.3%, respectively, in 2014 to recognize each of the executive’s contributions and competitive compensation market position.

Annual Bonus and LTIP Awards Targets

The Compensation Committee reviewed a competitive total compensation analysis for the company peer group determined by Semler Brossy to assess the competiveness of each NEO’s total compensation. In addition, each element of a NEO’s compensation package was reviewed. Based on this review, the independent directors of the Board made no changes to NEO bonus and long term incentive compensation award targets.

The resulting pay actions for each NEO are summarized below:

	2014
NEO	Salary	Target Bonus	Target LTI
Robert A. Livingston	$1,000,000	125%	$6,500,000
Brad M. Cerepak	$630,000	100%	$1,750,000
William W. Spurgeon, Jr.	$650,000	100%	$1,000,000
Jay L. Kloosterboer	$475,000	70%	$800,000
Stephen R. Sellhausen	$475,000	70%	$800,000

Changes to Components of the Long-Term Incentive Compensation Program

In our continuing effort to improve both our pay for performance alignment and market competitiveness, and after we conducted a thorough analysis of our pay program relative to our peer competitors, we have modified our long-term incentive compensation program We believe these adjustments enhance the current pay differentiation and variability that underpin our pay for performance culture. These changes will take effect with our LTIP grants in 2014.

Cash Performance Program. We eliminated this program for our NEOs for future grants and reallocated the value of these awards to equity grants. We believe that our NEOs should receive a greater portion of their compensation in Dover stock for further alignment with shareholders.

Performance Shares. We changed the metric of the performance shares to iTSR from relative TSR. iTSR was the metric previously used for the CPP portion of our compensation program. We believe iTSR better protects against potential volatility and secular changes that could incongruously affect payouts. Over the longer term, increases in iTSR, which captures earnings growth and free cash flow generation, are positively correlated with increases in our return to shareholders. Actual payments of performance shares, under the new program, will range from 0 to 400% of target grants.

Restricted Stock Units (“RSUs”). We are introducing RSUs with our 2014 grants of equity awards. We believe the introduction of RSUs as a component of our program, and at an appropriate mix within our overall LTIP, will help promote continued stock ownership of our executives. This results in a stronger linkage with shareholders and a higher retentive influence on grant recipients. In addition, a review of peer company practices showed that a majority offer RSUs as part of their compensation packages.

Changes to Retirement Programs

Effective December 31, 2013, we closed both our qualified and non-qualified defined benefit retirement plans to new employees. We intend to freeze any future benefit accruals in both plans effective January 2024. These plans will be replaced with defined contribution plans that will be consistent with those offered to other similarly situated employees. See “Section 6 – Other Compensation Programs and Policies” for a detailed description of the changes.

Section 6 – Other Compensation Programs and Policies

Executive Severance

Our executive officers do not have employment contracts. All of our NEOs are eligible to participate in the severance plan. Under the plan, if we terminate a NEO’s employment without cause (as defined in the severance plan), the NEO will generally be entitled to receive twelve months of salary and healthcare benefits continuation; a prorated bonus for time worked during the year; and the next payable CPP award. See “Potential Payments Upon Termination or Change-in-Control.”

Senior Executive Change-in-Control Severance Plan

We have a senior executive change-in-control (“CIC”) severance plan. The CIC severance plan establishes the severance benefits payable to eligible executives if they are involuntarily terminated following a change-in-control. All of our NEOs are eligible to participate in the CIC severance plan. An executive eligible to participate in the CIC severance plan as of the date of a change-in-control will be entitled to receive severance payments under the plan if, within 18 months after the change-in-control, either the executive’s employment is terminated by the company without “cause” or he or she terminates employment for “good reason” (as such terms are defined in the plan). The severance payments and benefits will consist of: a lump sum payment equal to 2.99 times their annual salary and target bonus, reduced to 2.0 for a termination date that occurs after December 31, 2015; and a lump sum payment equal to the cost of COBRA health care benefit continuation of the executive and covered family members for twelve months. See “Potential Payments Upon Termination or Change-in-Control.”

No executive may receive severance benefits under more than one plan or arrangement. Dover does not provide tax gross-ups in the senior executive change-in-control severance plan. Dover does use a “best net” approach where we pay the higher of the severance payment called for under the plan or the maximum severance payable before excise taxes are incurred.

Three of our NEOs, including the CEO, had individual severance agreements that were in effect at the time the new policy was put into effect in 2010. These agreements have not been renewed and the applicable tail periods expired on July 1, 2013. All the NEOs are now only eligible for benefits under the severance plan and the CIC severance plan. Potential payments to our NEOs in the event of a change-in-control under these agreements or under our benefit plans are set forth below in “Potential Payments Upon Termination or Change-in-Control.”

Benefits

401(k), Pension Plan and Health & Wellness Plans. Our executive officers are able to participate in retirement and benefit plans generally available to our employees on the same terms as other employees. Dover and most of our businesses offer a 401(k) plan to substantially all U.S.-based employees and provide a company matching contribution denominated as a percentage of the amount of salary deferred into the plan by a participant during the course of the year. Some of our U.S.-based employees, including all of our NEOs, also participate in a tax-qualified defined benefit pension plan. All of our U.S.-based employees are offered a health and wellness plan (including health, term life and disability insurance). NEOs do not receive enhanced health and wellness benefits.

Non-Qualified Retirement Plans. We offer two non-qualified plans with participation generally limited to individuals whose annual salary and bonus earnings exceed the IRS limits applicable to our qualified plans: our pension replacement plan (“PRP”) and our deferred compensation plan.

Benefits under the PRP are determined using the benefit calculation and eligibility criteria as under the pension plan, except that U.S. Internal Revenue Code limits on compensation and benefits do not apply. Prior to December 31, 2009, the Participants in the PRP accrued benefits greater than those offered in the pension plan. Effective January 1, 2010, we modified this plan so that executives subject to U.S. Internal Revenue Service compensation limits will accrue future benefits that are substantially the same as benefits under the pension plan. Individuals who participated in the PRP prior to January 1, 2010 will receive benefits calculated under the prior benefit formula through December 31, 2009 and benefits calculated under the lower PRP benefit formula on and after January 1, 2010. Amounts receivable by the executives under the PRP are reduced by any amounts receivable by them under the pension plan, any qualifying profit sharing plan, and the amounts of the company match in the 401(k) plan. Effective December 31, 2013, the PRP is closed to new employees. All eligible employees as of December 31, 2013 will continue to earn PRP benefits through December 31, 2023 as long as they remain employed by the operating company participating in the plan. Effective January 2024, Dover intends to freeze any future benefit accruals.

We offer a deferred compensation plan to allow participants to elect to defer their receipt of some or all of salary, bonuses and any payout of a cash performance award. The plan permits executive officers to defer receipt of part of their compensation to later periods and facilitates tax planning for the participants. Effective January 1, 2014, the deferred compensation plan was amended to provide for certain matching and additional contributions for participants who do not also participate in the PRP. Our NEOs are participants in the PRP and are not eligible for matching or additional contributions under the deferred compensation plan. Accordingly, we do not consider the deferred compensation plan to play a major role in our compensation program for our NEOs as we do not match any amounts deferred or guarantee any particular return on deferrals.

Impact of Say-on-Pay Vote

We are continuously reviewing all components of our compensation program and encourage shareholder comment. Our consistent focus on pay for performance and good governance practices were reflected in our strong 2013 say-on-pay voting results. Our 2013 say-on-pay vote received 96% support of the shareholders voting on the matter at the meeting (the measure passed with 88% of the vote, taking into account abstentions and broker non-votes). We considered that vote to be an expression of approval and support of our general compensation practices and philosophy. As a result, we focused our 2013 review of our compensation practice on ways we could continue to improve both our pay for performance alignment and market competitiveness. For a discussion of changes to our executive compensation program for 2014, see “ — Section 5 — 2014 Changes to Executive Compensation Program”.

Clawback Policy

Currently, our PRP includes clawback provisions for termination for cause and the severance plan and CIC severance plan provide for clawback of benefits for breaches of the plan. Our 2012 plan provides that awards will be subject to such clawback requirements and policies as may be required by applicable law or Dover policies in effect from time to time. We intend to adopt a broader recovery policy once the SEC finalizes the rules in this area.

Anti-hedging and Anti-pledging Policy

Currently, all employees who receive an award under our long-term incentive plan, including all NEOs, are prohibited from hedging or pledging their position in Dover stock.

Perquisites

We have no formal executive perquisite program, nor does the company own or operate any corporate aircraft. Management and the Committee believe that providing significant perquisites to executive officers would not be consistent with our overall compensation philosophy. No NEO received significant perquisites in 2013.

Shareholding Guidelines

We believe that our executives will most effectively pursue the long-term interests of our shareholders if they are shareholders themselves. In 2009, the Compensation Committee adopted formal share ownership guidelines (subject to exceptions that may be granted by the Committee for significant personal events or retirement planning). Based on current share ownership, all NEOs currently meet the guidelines.

The Committee reserves the right to provide a portion of annual bonus and/or cash performance awards in stock for any officer who fails to meet or make satisfactory progress toward satisfying the guidelines within the required time.

Risk Assessment

In 2013, Dover, with the assistance of Towers Watson, conducted an update to the formal risk review for all company compensation and benefit programs conducted in 2010 and updated in 2011 and 2012. Towers Watson inventoried compensation and benefits programs across the operating companies, segments, and corporate globally which had been added or changed significantly in 2013. Towers Watson then collected key information about each program including number of participants, target annual awards or expected spend, income statement and balance sheet accounts tied to the program, performance metrics, and summary design features. Towers Watson used selection criteria developed with Dover management to choose individual programs for in-depth review. No programs were found to present a material adverse risk to the financial statements of Dover.

Independent Compensation Committee Advisor Policy

The Compensation Committee has an independence policy to ensure the continuing independence and accountability to the Committee of any advisor hired to assist the Committee in the discharge of its duties. The policy formalizes and fosters the independence of the Compensation Committee’s advisor from management, while permitting management limited ability to access the advisor’s knowledge of Dover for compensation matters. Under the policy, the Committee will annually review and pre-approve the services that may be provided to management by the independent advisor without further Committee approval. Committee approval is required prior to management retaining the independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

Tax Deductibility; Section 162(m)

Our AIP, cash performance awards and performance share awards covered under our 2005 Plan are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code which limits our ability to deduct, in calculating our corporate income tax, compensation in excess of $1 million to specified executive officers unless the compensation is performance-based, among other requirements. We consider tax deductibility to be an important, but not the sole or primary, consideration in setting executive compensation. Accordingly, the Committee has the authority to approve, and in specific situations has approved, the payment of compensation that may not be deductible when it believes such payments are in the best interests of our shareholders.

Compensation Committee Report

We reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2013.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Dover’s Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee:	Richard K. Lochridge (Chair)
Robert W. Cremin
Jean-Pierre M. Ergas
Peter T. Francis
Kristiane C. Graham

Summary Compensation Table

The Summary Compensation Table and notes show all remuneration for 2013 provided to our NEOs, consisting of the following officers:

•	our Chief Executive Officer;

•	our Chief Financial Officer; and

•	our three other most highly compensated executive officers as of the end of 2013.

The determination of the most highly compensated executive officers is based on total compensation paid or accrued for 2013, excluding changes in the actuarial value of defined benefit plans and earnings on nonqualified deferred compensation balances.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert A. Livingston President and Chief Executive Officer	2013	950,000	1,175,000	1,343,769	5,337,219	2,658,000	0	11,160	11,475,148
	2012	900,000	1,020,000	1,321,121	4,076,846	4,251,500	3,010,456	9,293	14,589,216
	2011	900,000	1,525,000	1,372,704	3,627,567	479,779	2,995,045	14,590	10,914,685
Brad M. Cerepak Senior Vice President and Chief Financial Officer	2013	610,000	860,000	362,517	1,436,162	797,640	48,121	11,160	4,125,600
	2012	575,000	580,000	206,439	778,568	1,275,450	206,573	8,526	3,630,556
	2011	575,000	972,361	2,869,547	665,055	—	151,982	14,297	5,248,242
William W. Spurgeon, Jr. President and Chief Executive Officer, Dover Engineered Systems, Inc.	2013	650,000	850,000	167,941	516,510	1,500,800	0	12,522	3,697,773
	2012	650,000	690,000	165,122	509,599	2,178,420	1,157,247	11,811	5,362,199
	2011	650,000	935,000	205,947	544,134	1,276,000	1,014,832	14,855	4,640,768
Jay L. Kloosterboer Senior Vice President Human Resources (7)	2013	475,000	520,000	134,385	505,025	598,230	12,401	11,620	2,256,661
Stephen R. Sellhausen Senior Vice President Corporate Development and Strategy (7)	2013	475,000	440,000	134,385	505,025	598,230	27,940	11,160	2,191,740

(1)	Bonus amounts generally represent payments under our AIP for the year indicated, which payments are made in the first quarter of the following year. The AIP constitutes a non-equity incentive plan under FASB ASC Topic 718. Although they are based on the satisfaction of pre-established performance targets, these amounts are reported in the bonus column rather than the non-equity incentive plan compensation column to make clear that they are annual bonus payments for the year indicated and to distinguish them from the payouts under the cash performance awards granted under the 2005 Plan for the three-year performance period ended December 31, 2013, 2012 and 2011.

(2)	The amounts generally represent the aggregate grant date fair value of performance shares under the 2005 Plan or the 2012 Plan, as applicable, granted during the year indicated, calculated in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the performance share awards are considered market conditioned awards and no probability assessment is made in calculating grant date fair value. The grant date fair values for the 2013, 2012 and 2011 performance share awards, respectively, were determined in accordance with FASB ASC Topic 718 using values of $80.47, $71.98 and $91.41 per share calculated using the Monte Carlo simulation model. The amount for 2011 for Mr. Cerepak also reflects the grant date fair value, calculated in accordance with FASB ASC Topic 718, of 40,000 of restricted stock granted on February 10, 2011.

(3)	The amounts represent the aggregate grant date fair value of SSAR awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718, and do not correspond to the actual value that might be realized by the named executives. For a discussion of the assumptions relating to calculation of the cost of equity awards, see Note 13 to the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)	Amounts represent the payouts earned under cash performance awards granted under our 2005 Plan for the three-year performance period ended on December 31 of the year indicated. The actual payouts were made during the first quarter of the following year. See the column under Note (1) for additional amounts paid as non-equity incentive plan compensation.

(5)	Amounts represent changes in present value of accumulated benefits under the pension plan and/or PRP during the year indicated. Messrs. Livingston and Spurgeon had decreases in pension and PRP values in 2013. For Mr. Livingston, the decrease in value was $879,383; for Mr. Spurgeon, the decrease in value was $381,649. For more information see “ - Pension Benefits through 2013.”

(6)	The amounts for 2013 for the named executive officers are categorized as follows: Messrs. Livingston, Cerepak, Spurgeon, Kloosterboer and Sellhausen had $11,160 in 401(k) matching contributions. Messrs. Spurgeon and Kloosterboer received $1,362 and $460 respectively in health club membership reimbursements.

The amounts for 2012 for the named executive officers are categorized as follows: For Messrs. Livingston and Cerepak, each had $7,040 in 401(k) matching contributions and $2,253 and $1,486, respectively, in spousal travel expenses. The amounts for Mr. Spurgeon reflect $7,040 in 401(k) matching contributions, $1,038 in spousal travel expenses and $3,733 in health club membership reimbursement.

The amounts for 2011 are characterized as follows: For Messrs. Livingston, Cerepak and Spurgeon, each had $11,760 in 401(k) matching contributions and $2,830, $2,537 and $3,095, respectively, in spousal or personal travel and gifts.

(7)	Messrs. Kloosterboer and Sellhausen became named executive officers in 2013 and, therefore, we have not included information for prior years.

Grants of Plan-Based Awards in 2013

All awards listed in the table below have a grant date of February 14, 2013.

Name	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold (1)($)	Target ($)	Maximum ($)	Thres- hold (1)(#)	Target (#)	Maximum (#)
Robert A. Livingston	SSAR (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	258,837	71.86	5,337,219
	Performance Shares (3)	n/a	n/a	n/a	0	16,699	33,398	n/a	n/a	n/a	1,343,769
	CPP (4)	0	650,000	4,875,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	1,187,500	2,375,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Brad M. Cerepak	SSAR (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	69,649	71.86	1,436,162
	Performance Shares (3)	n/a	n/a	n/a	0	4,505	9,010	n/a	n/a	n/a	362,517
	CPP (4)	0	175,000	1,312,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	610,000	1,220,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
William W. Spurgeon Jr.	SSAR (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	25,049	71.86	516,510
	Performance Shares (3)	n/a	n/a	n/a	0	2,087	4,174	n/a	n/a	n/a	167,941
	CPP (4)	0	400,000	3,000,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	650,000	1,300,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Jay L. Kloosterboer	SSAR (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	24,492	71.86	505,025
	Performance Shares (3)	n/a	n/a	n/a	0	1,670	3,340	n/a	n/a	n/a	134,385
	CPP (4)	0	240,000	1,800,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	332,500	665,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Stephen R. Sellhausen	SSAR (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	24,492	71.86	505,025
	Performance Shares (3)	n/a	n/a	n/a	0	1,670	3,340	n/a	n/a	n/a	134,385
	CPP (4)	0	240,000	1,800,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	332,500	665,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Represents the minimum amount payable for a certain level of performance. Under each of our plans, there is no guaranteed minimum payment.

(2)	Represents an award of SSARs under the 2012 Plan that will not be exercisable until February 14, 2016. The grant date fair value was calculated in accordance with FASB ASC 718, using a Black-Scholes value of $20.62 per SSAR.

(3)	Represents an award of performance shares under the 2012 Plan. The performance shares vest and become payable after the three-year performance period ending December 31, 2015 subject to the achievement of the applicable performance goal. The performance share awards are considered market condition awards per FASB ASC 718 and the grant date fair value for the awards was calculated in accordance with FASB ASC 718, using a value of $80.47 per share calculated using the Monte Carlo simulation model.

(4)	Represents a cash performance award under the 2012 Plan made on February 14, 2013 for the three-year performance period 2013 through 2015 compared to the base year 2012. The actual cash payout, if any, at the end of the three-year performance period will be equal to the award amount multiplied by a percentage reflecting the level of achievement of the iTSR target by the executive’s business unit over the three-year period. The target amount shown assumes the award amount is multiplied by 100%.

(5)	The amounts shown in this row reflect the potential payouts in February 2014 for 2013 under the AIP. The threshold, target and maximum amounts assume, respectively, less than 50%, 100% and 200% satisfaction of the participant’s performance goals for 2013. The bonus amount actually paid in February 2014 is disclosed in the Summary Compensation Table in the column “Bonus” for 2013 for the executive officer.

Outstanding Equity Awards at Fiscal Year-End 2013

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (S)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Robert A. Livingston			258,837	(1)	71.86	2/14/2023
			220,251	(2)	65.38	2/9/2022
			180,207	(3)	66.59	2/10/2021
	279,851	(4)			42.88	2/11/2020
	155,124	(5)			29.45	2/12/2019
	54,383	(6)			42.30	2/14/2018
	41,621	(7)			50.60	2/8/2017
	42,261	(8)			46.00	2/2/2016
											33,398	(9)	3,224,243	(10)
											36,708	(11)	3,543,790	(10)
											30,034	(12)	2,899,482	(10)
Brad M. Cerepak			69,649	(1)	71.86	2/14/2023
			42,062	(2)	65.38	2/9/2022
			33,038	(3)	66.59	2/10/2021
	51,306	(4)			42.88	2/11/2020
							40,000	(13)	3,861,600	(14)	9,010	(9)	869,825	(10)
											5,736	(11)	553,753	(10)
											4,506	(12)	435,009	(10)
William W. Spurgeon, Jr.			25,049	(1)	71.86	2/14/2023
			27,531	(2)	65.38	2/9/2022
			27,031	(3)	66.59	2/10/2021
	41,978	(4)			42.88	2/11/2020
											4,174	(9)	402,958	(10)
											4,588	(11)	442,926	(10)
											4,506	(12)	435,009	(10)
Jay L. Kloosterboer			24,492	(1)	71.86	2/14/2023
			25,237	(2)	65.38	2/9/2022
			24,778	(3)	66.59	2/10/2021
	38,479	(4)			42.88	2/11/2020
	20,935	(5)			29.45	2/12/2019
											3,340	(9)	322,444	(10)
											3,442	(11)	332,291	(10)
											3,378	(12)	326,112	(10)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (S)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Stephen R. Sellhausen			24,492	(1)	71.86	2/14/2023
			25,237	(2)	65.38	2/9/2022
			24,778	(3)	66.59	2/10/2021
	38,479	(4)			42.88	2/11/2020
	40,935	(5)			29.45	2/12/2019
									3,340	(9)	322,444	(10)
									3,442	(11)	332,291	(10)
									3,378	(12)	326,112	(10)

(1)	SSARs granted on February 14, 2013 that are not exercisable until February 14, 2016.

(2)	SSARs granted on February 9, 2012 that are not exercisable until February 9, 2015.

(3)	SSARs granted on February 10, 2011 that became exercisable on February 10, 2014.

(4)	SSARs granted on February 11, 2010 that became exercisable on February 11, 2013.

(5)	SSARs granted on February 12, 2009 that became exercisable on February 12, 2012.

(6)	SSARs granted on February 14, 2008 that became exercisable on February 14, 2011.

(7)	SSARs granted on February 8, 2007 that became exercisable on February 8, 2010.

(8)	SSARs granted on February 2, 2006 that became exercisable on February 2, 2009.

(9)	Performance shares granted on February 14, 2013 become payable after December 31, 2015 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (200%).

(10)	The amount reflects the number of performance shares payable based on achievement of the maximum level of performance multiplied by $96.54, the closing price of our common stock on December 31, 2013.

(11)	Performance shares granted on February 9, 2012 become payable after December 31, 2014 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (200%).

(12)	Performance shares granted on February 10, 2011 became payable after December 31, 2013 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (200%).

(13)	Restricted stock granted on February 10, 2011 that vests on February 10, 2016.

(14)	The amount reflects the number of shares granted multiplied by $96.54, the closing price of our common stock on December 31, 2013.

Awards listed above with grant dates beginning in 2013 were made under the 2012 Plan. Awards listed above with grant dates between 2005 through 2012 were made under the 2005 Plan.

Option Exercises and Stock Vested in 2013

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Robert A. Livingston	60,491	(4)	2,855,779	36,847	2,647,825
Brad M. Cerepak	29,577	(5)	1,676,572	5,527	397,170
William W. Spurgeon, Jr.	128,706	(6)	3,091,280	5,527	397,170
Jay L. Kloosterboer	20,000	(7)	1,118,300	4,146	297,931
Stephen R. Sellhausen	—		—	4,146	297,931

(1)	The “value realized on exercise” provided in the table represents the difference between the average of the high and low trading price on the exercise date and the exercise or base price, multiplied by the number of shares acquired upon exercise of the award.

(2)	Represents settlement of performance shares granted on February 11, 2010 representing a contingent right to receive shares of Dover common stock, based on Dover’s relative total shareholder return versus that of Dover’s peer group over the three-year performance period ending December 31, 2012. The number of shares in the table represents a settlement at 158% of the original performance share award.

(3)	The “value realized on vesting” provided in the table represents the closing price on February 14, 2013, the settlement date of the performance share awards, multiplied by the number of shares issued upon settlement.

(4)	Represents the exercise on July 24, 2013 of (a) a stock option granted on February 12, 2004 for 15,728 shares at an exercise price of $41.25 per share and (b) a stock option granted on February 10, 2005 for 44,763 shares at an exercise price of $38.00 per share.

(5)	Represents the exercise on November 11, 2013 of an SSAR granted on June 8, 2009 for 29,577 shares at a base price of $35.50 per share.

(6)	Represents the exercise on February 4, 2013 of (a) an SSAR granted on February 2, 2006 for 40,500 shares at a base price of $46.00 per share, (b) an SSAR granted on February 8, 2007 for 38,419 shares at a base price of $50.60 per share, and (c) an SSAR granted on February 14, 2008 for 49,787 shares at a base price of $42.30 per share.

(7)	Represents the exercise on July 22, 2013 of an SSAR granted on February 12, 2009 for 20,000 shares at a base price of $29.45 per share.

Pension Benefits Through 2013

Name	Plan Name	Number of Years Credited Service (#)	Normal Retirement Age (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Robert A. Livingston (2), (3), (4)	Pension Plan	12.0	65	223,709	Not offered
	PRP	30.0	65	10,364,480	Not offered
Brad M. Cerepak	Pension Plan	5.0	65	121,043	Not offered
	PRP	4.6	65	373,958	Not offered
William W. Spurgeon, Jr. (2), (5)	Pension Plan	21.0	65	509,613	Not offered
	PRP	20.9	65	3,365,085	Not offered
Jay L. Kloosterboer	Pension Plan	5.0	65	112,789	Not offered
	PRP	5.0	65	179,523	Not offered
Stephen R. Sellhausen	Pension Plan	6.0	65	151,149	Not offered
	PRP	5.8	65	265,739	Not offered

(1)	This amount was earned by the named executive officer over his years of service. The present value of benefits was calculated assuming that the executive will receive a single lump sum payment upon retirement at the later of his current age or age 65.

(2)	Eligible to retire with the portion of his PRP benefit accrued through December 31, 2009 payable unreduced at age 62 with 10 years of service.

(3)	Mr. Livingston’s benefit under the pension plan is based on 9.25 years of service while at Dover and 2.75 years which was earned prior to the date the company he worked for was acquired by Dover. For purposes of the pension plan, Mr. Livingston is not credited with his years of service at Dover operating companies that do not participate in the plan. The present value of Mr. Livingston’s PRP benefits assuming retirement at age 62 is $13,038,189.

(4)	Mr. Livingston’s PRP service has been capped at 30 years based on the provisions of the PRP.

(5)	The present value of Mr. Spurgeon’s PRP benefits assuming age 62 retirement age is $4,244,072.

The amounts shown in the Pension Benefits table above are actuarial present values of the benefits accumulated through December 31, 2013. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to reach post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the assumed discount rate, would be sufficient on an average basis to provide estimated future payments totaling the current accumulated benefit. For purposes of the table, the assumed retirement age for each named executive officer is 65, the normal retirement age under each plan. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

Pension Plan

We have a pension plan for which Dover employees, and the salaried employees of certain of our participating subsidiaries, are eligible to become participants after they have completed one year of service. Benefits under the pension plan for Dover employees, including those for the applicable NEOs, are determined by multiplying a participant’s years of credited service (up to a maximum of 35 years) by a percentage of their final average compensation, subject to statutory limits applicable to tax-qualified pension plans. Benefits for a number of the participating subsidiaries are determined under different benefit formulae.

Pension plan participants generally vest in their benefits after five years of employment or, if earlier, upon reaching age 65, which is the normal retirement age under the plan. All NEOs who participate in the pension plan are vested in their pension plan benefits and are eligible to begin receiving reduced benefits if their employment terminates before normal retirement age.

Effective December 31, 2013, the pension plan is closed to new employees. All pension eligible employees as of December 31, 2013 will continue to earn pension benefits through December 31, 2023 as long as they remain employed by an operating company participating in the plan. Effective January 2024, it is Dover’s present intention to freeze any future benefit accruals.

Pension Replacement Plan

We also maintain the PRP, which is a nonqualified plan for tax purposes, to provide benefits to certain employees whose compensation and pension plan benefits are greater than the compensation and benefit limits applicable to tax-qualified pension plans. Prior to January 1, 2010, our plan which provided nonqualified retirement benefits was the SERP. Effective January 1, 2010, the SERP was amended to provide reduced benefits that are more consistent with the benefits provided under the pension plan and its name was changed to the PRP.

Employees are eligible to participate in the PRP if they hold certain positions within Dover or its subsidiaries, are U.S. taxpayers, and earn more than a set percentage above the Internal Revenue Code’s compensation limits for tax-qualified pension plans. Dover’s CEO may designate other employees as eligible and may revoke the eligibility of participants.

The formula for determining benefits accrued under the PRP after December 31, 2009, before offsets, is determined using the same benefit formula as under the pension plan, except that the Internal Revenue Code’s limits on compensation and benefits applicable to tax-qualified pension plans will not apply. Benefits under the former SERP, before offsets, were determined by multiplying the participant’s years of actual service with Dover companies, plus, in limited cases, prior service credit (to a combined maximum of 35 years and 30 years for designated executives) by a percentage of the participant’s final average compensation as defined under the plan.

Benefits payable under the PRP or SERP are reduced by the amount of company-provided benefits under any other retirement plans, including the pension plan and company match under the 401(k) plan, as well as the company-paid portion of social security benefits. Effective January 1, 2010, PRP participants must complete five years of service to vest in their benefits. All NEOs who participate in the PRP, are fully vested in their benefits and are eligible to begin receiving benefits upon termination of employment. Effective January 1, 2010, PRP benefits may be forfeited for “cause” (defined as conviction of a felony which places a Dover company at legal or other risk or is expected to cause substantial harm to the business of a Dover company or its relationships with employees, distributors, customers or suppliers).

Normal retirement age for purposes of the PRP is age 65. Certain employees who were participants on or before March 1, 2010 will be entitled to receive the portion of their benefits that accrued through December 31, 2009 without any reduction due to early retirement if they retire after they reach age 62 and complete 10 years of service. Generally, benefits accrued after December 31, 2009 will be subject to early retirement reduction factors consistent with the reduction factors in the pension plan.

Effective December 31, 2013, the PRP is closed to new employees. All eligible employees as of December 31, 2013 will continue to earn to their PRP benefits through December 31, 2023 as long as they remain employed by the operating company participating in the plan. Effective January 2024, it is Dover’s intention to freeze any future benefit accruals.

Nonqualified Deferred Compensation in 2013

Name	Plan Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Robert A. Livingston	Deferred Compensation Plan (2)	n/a	n/a	n/a	n/a	n/a
	Executive Deferred Income Plan (3)	n/a	n/a	12,350	n/a	341,671
Brad M. Cerepak	Deferred Compensation Plan (2)	n/a	n/a	n/a	n/a	n/a
William W. Spurgeon, Jr.	Deferred Compensation Plan	52,000	0	128,823	0	993,030
Jay L. Kloosterboer	Deferred Compensation Plan (2)	n/a	n/a	n/a	n/a	n/a
Stephen R. Sellhausen	Deferred Compensation Plan (2)	n/a	n/a	n/a	n/a	n/a

(1)	If any amounts were shown as executive contributions in 2013, they would be included in the Summary Compensation Table in the salary, bonus or non-equity incentive plan compensation columns, as appropriate, for the respective officers.

(2)	Only Mr. Spurgeon has elected to participate in the deferred compensation plan.

(3)	In 1984-1985, we offered our executive officers an executive deferred income plan (the “EDIP”). Mr. Livingston participated in the EDIP, pursuant to which he elected to defer certain income during the period 1985-1988. We will repay this deferred income to him (or his estate) beginning when Mr. Livingston has reached age 65 and retired from our company, and continuing thereafter for a period of 15 years. The amount Mr. Livingston deferred, $20,000, will be repaid together with interest compounding at the rate of 12.5%, through December 31, 2008. This was a competitive market interest rate at the time the program was introduced. As of January 1, 2009, and for each January 1 thereafter, Mr. Livingston’s deferrals plus interest credited thereon through December 31, 2008, will be credited with interest, compounded annually, at a rate equal to Moody’s Aa Corporate Bond Index published on December 31 of the preceding year. As part of the EDIP, we purchased whole life insurance policies payable to us to fund the anticipated cost of this program. This plan has been closed since 1988.

Our deferred compensation plan is a nonqualified plan that permits select key management and highly compensated employees on a U.S. payroll to irrevocably elect to defer a portion of their salary and bonus depending on the level of their salary, bonus, and cash performance payments. On October 15, 2013, the benefits committee amended, effective January 1, 2014, the deferred compensation plan to allow participants to defer compensation under the plan in excess of the compensation limit under Dover’s tax-qualified Section 401(k) retirement savings plan, and to provide participants who are not eligible to participate in the PRP with the same level of matching and other employer contributions that they would have received if the compensation limit under our Retirement Savings plan did not apply. Our NEOs participate in the PRP and are therefore not eligible to receive matching and other employer contributions under the deferred compensation plan. As amended, the plan operates similar to an “excess” deferred compensation plan in that it provides for employer contributions on salary and bonuses in excess of the compensation limit permitted under the tax-qualified retirement savings plan.

Under the amended deferred compensation plan, an eligible participant’s account will be credited with matching employer contributions on salary and bonus deferred under the plan each year on or after January 1, 2014 at the same rate as under our retirement savings plan plus additional employer contributions at the same rate that the participant’s business unit makes “automatic” contributions and “profit sharing contributions” under our retirement savings plan each year.

Amounts deferred under the plan are credited with hypothetical investment earnings based on the participant’s investment elections made from among investment options designated under the plan. Participants are 100% vested in all amounts they defer, as adjusted for any earnings and losses on such deferred amounts. Effective as of January 1, 2010, a hypothetical investment option that tracks the value of Dover common stock, including any dividend payments, was added to the plan. This Dover stock unit fund does not actually hold any Dover stock, and participants who elect to participate in this option do not own any Dover common stock, or have any voting or other rights associated with the ownership of our common stock. Participants’ accounts are credited with the net returns of shares of our common stock equal to the number of stock units held by the participant. All distributions from the stock unit fund will be paid in cash. Balances allocated into the stock unit fund must remain in the stock unit fund for the remainder of the participant’s participation in the plan.

Generally, deferred amounts will be distributed from the plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability or other termination of service, or at a scheduled in-service withdrawal date chosen by the participant. Distributions from the stock unit fund will only be made after termination of service.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below describe the payments to which each of the NEOs would be entitled in the event of termination of such executive’s employment or a change-in-control.

In November 2010, Dover adopted an executive severance plan (the “severance plan”) and senior executive change-in-control severance plan (the “CIC severance plan”). See “Compensation Discussion and Analysis — Section 5 — Other Compensation Programs and Policies” for a description of the plans. The severance plan creates a consistent and transparent severance policy for determining benefits for all similarly-situated executives and formalizes Dover’s current executive severance practices. All of our executives, including our NEOs, are eligible to participate in the severance plan. The CIC severance plan likewise establishes a consistent policy regarding double-trigger change-in-control severance payments based on current market practices. The CIC severance plan applies to all executives who are subject to Dover’s senior executive shareholding guidelines on the date of a change-in-control (as defined in the plan), including all NEOs. Each of the severance plan and the CIC severance plan gives Dover the right to recover amounts paid to an executive under the plan as required under any claw-back policy of Dover as in effect from time to time or under applicable law.

The 2005 Plan, the 2012 Plan and Dover’s other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination.

The table below shows the aggregate amount of potential payments and other benefits that each named executive officer would have been entitled to receive if his employment had terminated in certain circumstances, other than as a result of a change-in-control, on December 31, 2013. The amounts shown assume that termination was effective as of December 31, 2013, include amounts earned through such time and are estimates of the amounts which could have been paid out to the executives upon their termination at that time. The actual amounts to be paid out can only be determined at the time of each executive’s separation from our company. Annual bonuses are discretionary and are therefore omitted from the tables. No named executive officer was eligible for normal retirement as of

December 31, 2013 so we have omitted that column from the table. As of December 31, 2013, Messrs. Livingston and Spurgeon were eligible for early retirement under the Rule of 70 under the 2005 and 2012 Plans.

Normal retirement is defined as retirement at age 62 under the 2005 Plan and the 2012 Plan, 65 under the pension plan and the PRP, and 65 (or 55 with 10 years of service) under the deferred compensation plan. Early retirement is defined in each of the deferred compensation plan, the PRP and the pension plan as described in the applicable plan description above.

With respect to awards under the 2005 Plan and 2012 Pan, early retirement is defined as termination for any reason other than normal retirement, death, disability or cause, under one of the following circumstances:

•

the executive has at least 10 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 65 (the “Rule of 65”) and the executive complies with certain notice requirements;

•

the executive has at least 15 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 70 (the “Rule of 70”) and the executive complies with certain notice requirements; or

•

the executive’s employment terminates because the company or line of business in which he or she is employed is sold and the executive remains employed in good standing through the closing date of the sale (“sale of a company”).

Any person who takes early retirement under the 2005 Plan (unless he or she waives the early retirement benefits) or takes early or normal retirement under the 2012 Plan is deemed to have expressly agreed that he or she will not compete with us on the following terms: the participant will not compete with us or any of our companies at which he or she was employed within the three years immediately prior to his or her termination, in the geographic areas in which we or that company actively carried on business at the end of the participant’s employment, for the period during which such retirement affords him or her enhanced benefits.

If the participant fails to comply with the non-compete provision, he or she forfeits the enhanced benefits referred to above and must return to Dover the economic value previously realized by reason of such benefits.

	Voluntary Termination ($) (1)	Involuntary Not for Cause Termination ($)(2)	For Cause Termination ($)(3)		Early Retirement under Rule of 65 or Rule of 70 ($)(4)

Robert A. Livingston
Cash severance (5)	n/a	1,970,000	n/a		n/a
Cash performance award (6)	n/a	3,675,467	n/a		3,675,467
Performance share award (7)	n/a	4,366,809	n/a		4,366,809
Stock options/SSARs (8)	n/a	51,070,065	n/a		51,070,065
Retirement plan payments (9)	n/a	13,736,206	233,397	(10)	13,736,206
Deferred comp plan	n/a	0	0		0
Health and welfare benefits (11)	n/a	22,697	0		0
Outplacement	n/a	10,000	n/a		n/a
Total:	n/a	74,851,244	233,397		72,848,547

Brad M. Cerepak
Cash severance (5)	n/a	1,220,000	n/a		n/a
Cash performance award (6)	797,640	797,640	0		n/a
Performance share award (7)	297,536	297,536	0		n/a
Stock options/SSARs (8)	2,753,080	2,753,080	0		n/a
Restricted share award (12)	0	3,861,600	0		n/a
Retirement plan payments (9)	476,940	476,940	113,374	(10)	n/a
Deferred comp plan	0	0	0		n/a
Health and welfare benefits (11)	0	21,956	0		n/a
Outplacement	n/a	10,000	n/a		n/a
Total:	4,325,196	9,438,752	113,374		n/a

William W. Spurgeon, Jr.
Cash severance (5)	n/a	1,340,000	n/a		n/a
Cash performance award (6)	n/a	1,900,800	0		1,900,800
Performance share award (7)	n/a	595,443	0		595,443
Stock options/SSARs (8)	n/a	4,538,193	0		4,538,193
Retirement plan payments (9)	n/a	4,861,118	477,365	(10)	4,861,118
Deferred comp plan (13)	n/a	993,030	993,030		993,030
Health and welfare benefits (11)	n/a	22,127	0		0
Outplacement	n/a	10,000	n/a		n/a
Total:	n/a	14,260,711	1,470,395		12,888,584

Jay L. Kloosterboer
Cash severance (5)	n/a	830,000	n/a		n/a
Cash performance award (6)	598,230	598,230	0		n/a
Performance share award (7)	223,104	223,104	0		n/a
Stock options/SSARs (8)	3,469,312	3,469,312	0		n/a
Retirement plan payments (9)	271,256	271,256	105,233	(10)	n/a
Deferred comp plan	0	0	0		n/a
Health and welfare benefits (11)	0	19,528	0		n/a
Outplacement	n/a	10,000	n/a		n/a
Total:	4,561,902	5,421,430	105,233		n/a

Stephen R. Sellhausen
Cash severance (5)	n/a	775,000	n/a		n/a
Cash performance award (6)	598,230	598,230	0		n/a
Performance share award (7)	223,104	223,104	0		n/a
Stock options/SSARs (8)	4,811,112	4,811,112	0		n/a
Retirement plan payments (9)	402,350	402,350	142,073	(10)	n/a
Deferred comp plan	0	0	0		n/a
Health and welfare benefits (11)	0	21,671	0		n/a
Outplacement	n/a	10,000	n/a		n/a
Total:	6,034,796	6,841,467	142,073		n/a

(1)	Messrs. Livingston and Spurgeon are eligible for early retirement. Accordingly, we have assumed that each would take early retirement rather than voluntary termination.

(2)	Dover anticipates allowing anyone eligible for Early Retirement under the Rule of 65 or 70 to take early retirement in the event of involuntary termination for awards under the 2005 and 2012 Plans. Accordingly, for Messrs. Livingston and Spurgeon, this column reflects the applicable early retirement treatment of their cash performance awards, performance shares, stock options and SSARs.

(3)	A named executive officer whose employment is terminated by us for cause will forfeit all outstanding cash and equity awards, whether or not vested or exercisable. The executive will receive a payment of amounts deferred and accrued in the deferred compensation plan but will forfeit benefits under the PRP in accordance with the PRP terms.

(4)	Under the 2005 and 2012 Plans, a named executive officer who has (i) at least 10 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 65 or (ii) at least 15 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 70, may take early retirement under the Rule of 65 or Rule of 70, respectively provided the executive complies with applicable notice and non-competition provisions.

(5)	Represents 12 month salary continuation plus an amount equal to the pro rata portion of the annual bonus paid for the prior year, subject to the Compensation Committee’s discretion to reduce the payment amount, or in the case of Mr. Cerepak a pro rata portion of the target bonus for the year in which termination occurs.

(6)	Represents payout of the cash performance award for the performance period 2011-2013, assuming satisfaction of the applicable performance targets. Also includes for those NEOs eligible for Early Retirement under the Rule of 70, an assumed pro rata payout in February 2015 at the 100% level of the cash performance award for the three-year performance period 2012-2014, and an assumed pro rata payout in February 2016 at the 100% level of the cash performance award for the three-year performance period 2013-2015. This calculation assumes that the Compensation Committee approves payouts for the performance periods for the NEO.

(7)	Represents payout of the performance share award for the performance period 2011-2013. Also includes for those NEOs eligible for Early Retirement under the Rule of 70, assumed pro rata payouts of the performance share awards for the three year performance periods 2012-2014 and 2013-2015 at the actual performance level through December 31, 2013. This calculation assumes that the Compensation Committee approves payout for the performance periods for the NEO.

(8)	Reflects the value of vested options and SSARs as of December 31, 2013, which is the difference between the closing price of $96.54 per share of our common stock on December 31, 2013, and the exercise price of each option and SSAR award multiplied by the number of shares covered by such award, plus, for the NEOs eligible for Early Retirement under the Rule of 70, the value of unvested options and SSARs that would vest within 36 months following the executive’s retirement valued in the same manner.

(9)	Reflects benefits accrued under the PRP and pension plan as of December 31, 2013.

(10)	Reflects benefits accrued under the pension plan as of December 31, 2013. Benefits accrued under the PRP are forfeited in the event of a termination for cause as defined in the PRP.

(11)	Under the severance plan, an executive is entitled to a monthly amount equal to the then cost of COBRA health continuation coverage based on the level of health care coverage in effect on the termination date, if any, for the lesser of 12 months or the period that the executive receives COBRA benefits.

(12)	Reflects the value of unvested restricted stock awards as of December 31, 2013.

(13)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the deferred compensation plan as of December 31, 2013; no increase in such benefits would result from the termination event.

Potential Payments in Connection with a Change-in-control (Without Termination)

As discussed below, the payment of severance benefits following a change-in-control is subject to a double-trigger — that is, such benefits are payable only upon certain specified termination events following a change-in-control. However, rights of an executive under the 2005 Plan, the 2012 Plan, the deferred compensation plan, the pension plan, the PRP and other incentive and benefit plans are governed by the terms of those plans and typically are effected by the change-in-control event itself, even if the executive continues to be employed by us or a successor company following the change-in-control.

All equity and cash performance awards outstanding as of December 31, 2013 were granted under the 2005 Plan or the 2012 Plan. Under the 2005 Plan, upon a change-in-control, all outstanding options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement. All outstanding cash performance awards and performance share awards immediately vest and become immediately due and payable. The performance periods of all outstanding cash performance awards and performance share awards terminate on the last day of the month prior to the month in which the change-in-control occurs. The participant is entitled to a payment, the amount of which is determined in accordance with the plan and the relevant cash performance award or performance share award agreement, which is then prorated based on the portion of the performance period that the participant completed prior to the change-in-control.

Under the 2012 Plan, upon a change in control of Dover (as defined in the 2012 Plan) and if, within 18 months following the date of the change in control, the participant is either involuntarily terminated other than for cause, death or disability, such that the participant is no longer employed by a Dover company or an event or condition that constitutes “good reason” under the 2012 Plan occurs, and the participant subsequently resigns for good reason within applicable time limits and other applicable requirements under the 2012 Plan:

•	all options and SSARs immediately vest upon the date of termination and become exercisable in accordance with the terms of the applicable award agreement;

•

all cash performance and performance share awards will be deemed to have been earned at “target” as if the performance target had been achieved and such awards will immediately vest and become immediately due and payable on the date of termination; and

•

all outstanding restrictions, including any performance targets, on restricted stock or restricted stock unit awards will immediately vest or expire on the date of termination, and be deemed to have been satisfied or earned “at target” as if the performance targets, if any, have been achieved, and the award will become immediately due and payable on the date of termination.

In the event of a change in control in which a participant’s outstanding awards are impaired in value or rights as determined solely in the discretion of Dover’s “continuing directors” (as defined in the plan), are not assumed by a successor corporation or an affiliate thereof, or are not replaced with an award or grant that, solely in the discretion of the Dover’s continuing directors, will preserve the existing value of the outstanding awards at the time of the change in control:

•	all outstanding options and SSARs will immediately vest on the date of the change in control and become exercisable in accordance with the terms of the applicable award agreement;

•

all outstanding performance share awards and cash performance awards will immediately vest and become due and payable on the date of the change in control as follows: the performance period of each such award will terminate on the last day of the month prior to the month in which the change in control occurs; the participant will be entitled to a cash or stock payment, the amount of which will be determined in accordance with the 2012 Plan and the applicable award agreement prorated based on the number of months in the performance period which have passed prior to the change in control as compared to the total number of months in the original performance period; and

•

all outstanding restrictions, including any performance targets with respect to any options, SSARs, restricted stock or restricted stock unit awards will immediately vest or expire on the date of the change in control and be deemed to have been satisfied or earned at “target” as if the performance targets, if any, have been achieved and such awards will become immediately due and payable on the date of the change in control.

Each person granted an award under the 2005 Plan or 2012 Plan is deemed to agree that, upon a tender or exchange offer, proxy solicitation or other action seeking to effect a change-in-control of Dover, he or she will not voluntarily terminate employment with us or any of our companies and, unless terminated by us, will continue to render services to us until the person seeking to effect a change-in-control of our company has abandoned, terminated or succeeded in such person’s efforts to effect the change-in-control.

Under the PRP, upon a change-in-control, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the change-in-control. Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

The following table shows the aggregate potential equity values and potential payments under plans to which each of the continuing NEOs would have been entitled upon a change-in-control on December 31, 2013.

NEO	Stock Options/ SSARs ($)(1)	Cash Performance Awards ($)	Restricted Stock Awards	Performance Share Awards ($)	PRP and Pension Plan ($)	Deferred Compensation Plan ($)
Robert A. Livingston	44,681,968	3,624,078	0	3,237,526	13,502,909	0
Brad M. Cerepak	5,053,220	1,090,696	3,861,600	493,534	363,566	0
William W. Spurgeon, Jr.	3,919,984	1,878,578	0	454,307	4,383,752	993,030
Jay L. Kloosterboer	4,997,798	815,313	0	340,716	166,023	0
Stephen R. Sellhausen	6,339,598	815,313	0	340,716	260,277	0

(1)	Reflects value of vested and unvested options and SSARs granted under the 2005 Plan; all SSARs granted under the 2012 are unvested; table assumes no acceleration of vesting of such awards upon a change of control per the Plan provisions described above.

Potential Payments Upon Termination Following a Change-in-control

Under the CIC severance plan, an NEO covered by the plan will be entitled to receive severance payments if, within 18 months after the change-in-control, either his employment is terminated by Dover without “cause” or the executive terminates employment for “good reason,” as such terms are defined in the plan. The severance payments will consist of:

•

A lump sum payment equal to 2.99 (2.0 for a termination date that occurs after December 31, 2015) multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher; and

•	A lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year.

No executive may receive severance benefits under more than one plan or arrangement. If Dover determines that (i) any payment or distribution to an executive in connection with change-in-control, whether under the CIC severance plan or otherwise, would be subject to excise tax as an excess parachute payment under the Internal Revenue Code and (ii) the executive would receive a greater net-after-tax amount by reducing the amount of the severance payment, Dover will reduce the severance payments made under the CIC severance plan to the maximum amount that might be paid (but not less than zero) without the executive becoming subject to the excise tax. The CIC severance plan does not provide any gross-up for excise taxes.

The following table shows the potential payments and other benefits that each of the NEOs would have been entitled to receive upon involuntary or good reason termination following a change-in-control on December 31, 2013.

NEO	Lump Sum Amount ($)	Health and Welfare Benefits ($)	Outplace- ment($)	Stock Options/ SSARs (S)(1)	Cash Performance Awards ($)(2)	Peformance Share Awards ($)(3)	280G Tax Gross-Up /Cutback Amount ($)(4)	Total ($)(5)
Robert A. Livingston	6,391,125	22,697	10,000	6,388,097	650,000	1,612,121	0	15,074,040
Brad M. Cerepak	3,467,800	21,956	10,000	1,718,937	175,000	434,913	0	5,828,606
William W. Spurgeon Jr.	3,887,000	22,127	10,000	618,209	400,000	201,479	0	5,138,815
Jay L. Kloosterboer	2,414,425	19,528	10,000	604,463	240,000	161,222	(798,605)	2,651,033
Stephen R. Sellhausen	2,414,425	21,671	10,000	604,463	240,000	161,222	0	3,451,781

(1)	Represents acceleration of vesting of SSAR awards granted under the 2012 Plan; SSARs and options granted under the 2005 Plan accelerate upon change of control whether or not there is a termination of employment and are covered in the table on page 69.

(2)	Represents awards granted under the 2012 Plan; the triggering event with respect to CPP awards granted under the 2005 Plan is the change of control; such awards are covered in the table on page 69.

(3)	Represents payout of performance share awards granted under the 2012 Plan at target; performance share awards granted under the 2005 Plan are covered in the table on page 69.

(4)	Under the CIC severance plan, NEOs’ change-in-control severance payments would be subject to a “best net” approach. Under this approach, if the executive would receive a greater net after-tax amount (taking into account all applicable taxes paid by the executive, including any excise tax under IRS Code Section 4999) by reducing severance payments to just below the 280G limit (as defined in IRS Code Section 280G), then severance payment would be capped below the limit. If not, the executive would receive the full severance and other parachute payments and would potentially incur an excise tax. Messrs. Livingston, Cerepak and Sellhausen would be better off receiving their full severance benefits without a cutback and paying the 280G excise tax. Mr. Kloosterboer would be better off having his severance benefits cut back to the 280G limit. Mr. Spurgeon would be below the 280G limit. The cutback amount shown in this column is a reduction in the amount payable under the CIC severance plan to the maximum amount payable without becoming subject to the 280G exercise tax in accordance with the CIC severance plan as described above.

(5)	For potential amounts payable upon a change-in-control under Dover’s employee benefit plans, whether or not there is a termination of employment, including equity and cash performance awards under the 2005 Plan, see the table on page 69.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

In order for shareholder proposals to be included in our proxy statement for the 2015 Annual Meeting, we must receive them at our principal executive offices, 3005 Highland Parkway, Downers Grove, Illinois, 60515, by November     , 2014. All other shareholder proposals, including nominations for directors, in order to be voted on at the 2015 Annual Meeting, must be received by us not earlier than January 1, 2015, and not later than January 31, 2015 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2014 Annual Meeting of Shareholders.

Dated: March     , 2014

By authority of the Board of Directors,

IVONNE M. CABRERA Secretary

Appendix A

DOVER CORPORATION

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

(Amended and Restated as of January 1, 2009)

1. Purpose. The purposes of the Dover Corporation Executive Officer Annual Incentive Plan (the “Plan”) are to provide annual incentive compensation to designated executive officers of Dover Corporation (the “Company”) based on the achievement of established performance targets, to encourage such executive officers to remain in the employ of the Company, to assist the Company in attracting and motivating new executive officers and to qualify the incentive payments awarded under the Plan (the “Awards”) as qualified “performance-based compensation” so that payments under the Plan shall be deductible in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Eligibility. The Compensation Committee of the Board of Directors of the Company (the “Committee”) shall each year determine the Executive Officers of the Company eligible to participate in the Plan (the “Participants”). For purposes hereof, “Executive Officers” shall mean the Chief Executive Officer and the Chief Operating Officer of the Company, each executive of the Company or an Affiliate who reports directly to the Chief Executive Officer or the Chief Operating Officer of the Company, and any other executive of the Company or an Affiliate as may be selected by the Committee or who is an “executive officer” of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934. As used herein, “Affiliate” shall mean each corporation that is a member of the Company’s affiliated group, within the meaning of Section 1504 of the Code (without regard to Section 1504(b) of the Code) other than any subsidiary of the Company that is itself a publicly held corporation as such term is defined in Section 162(m) of the Code and the Treasury regulations issued thereunder and any subsidiaries of such publicly held corporation subsidiary.

3. Performance Periods. Each performance period for purposes of the Plan shall have a duration of one calendar year, commencing January 1 and ending the next December 31 (“Performance Period”).

4. Administration. The Committee shall have the full power and authority to administer and interpret the Plan and to establish rules for its administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect. Unless otherwise specified by the Committee at the time of grant, all Awards are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (“Qualified Performance Awards”). The Committee retains the discretion to grant Awards that are not intended to qualify as Qualified Performance Awards, to determine the terms and conditions of such Awards and adjust or prorate such Awards. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive, and binding upon all parties.

5. Performance Targets. On or before the 90th day of each Performance Period (provided that the outcome is substantially uncertain at the time the Committee establishes the targets), the Committee shall establish in writing one or more performance targets (“Performance Targets”) for the Performance Period. The Performance Targets shall in all instances be determined on the basis of the one or more of the following performance criteria as they apply to the Company as a whole or to a subsidiary, a division, or business unit: (a) earnings before interest, taxes, depreciation and amortization, (b) cash flow, (c) earnings per share, (d) operating earnings, (e) return on equity, (f) return on investment, (g) total shareholder return or internal total shareholder return, (h) net earnings, (i) sales or revenue, (j) expense targets, (k) targets with respect to the value of common stock, (l) margins, (m) pre-tax or after-tax net income, (n) market penetration, (o) geographic goals, (p) business expansion goals, or (q) goals based on operational efficiency.

6. Incentive Payout Calculation. As soon as practicable after the end of each Performance Period, the Committee shall make a determination in writing with regard to the attainment of the Company’s Performance

Targets specified pursuant to Section 5 for such Performance Period and shall calculate the possible payout of incentive awards for each Participant.

7. Reduction Of Calculated Payouts. The Committee shall have the power and authority to reduce or eliminate for any reason the payout calculated pursuant to Section 6 that would otherwise be payable to a Participant based on the established target Award and payout schedule, provided, however, that the exercise of discretion to reduce or eliminate the payout to one Participant may not result in an increase in the amount payable to another Participant.

8. Payouts. Qualified Performance Awards shall not be paid before the Committee certifies in writing that the Performance Targets specified pursuant to Section 5 have been satisfied. No portion of a Qualified Performance Award may be paid if the Performance Targets have not been satisfied. Notwithstanding the forgoing, the Committee may, in its sole and absolute discretion, permit the payment of Qualified Performance Awards with respect to a Performance Period in the case of death or disability of the Participant or a change in ownership or control of the Company (within the meaning of Section 280G of the Code) during such Performance Period without regard to actual achievement of the Performance Targets and whether or not payment of such Awards would be deductible under Section 162(m) of the Code but only if such payment would not cause Awards made under the Plan to fail to be qualified performance-based compensation under Section 162(m) of the Code and Treasury regulations issued thereunder. The Committee may, in its sole and absolute discretion, permit the payment of Awards which are not Qualified Performance Awards without regard to actual achievement of the Performance Targets. In no event shall the payout under the Plan to any Participant for any Performance Period exceed $5 million. Payment of the Award determined in accordance with the Plan for each Performance Period shall be made to a Participant in cash within two and one-half (2  1⁄2) months following the Performance Period.

9. Miscellaneous Provisions.

(a) The Board of Directors of the Company shall have the right to suspend or terminate the Plan at any time and may amend or modify the Plan with respect to future Performance Periods prior to the beginning of any Performance Period, provided that no such amendment or modification which is expected to materially increase benefits payable to Participants under the Plan who are “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”) shall be made unless such measures as the Committee deems necessary for the increased benefit to be deductible as qualified performance-based compensation pursuant to Section 162(m) of the Code have been taken.

(b) Nothing contained in the Plan or any agreement related hereto shall affect or be construed as affecting the terms of the employment of any Participant except as specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto shall impose or be construed as imposing any obligation on (i) the Company or any Affiliate to continue the employment of any Participant or (ii) any Participant to remain in the employ of the Company or any Affiliate. The Company reserves the right to make bonus or other incentive awards to Participants under other plans maintained by the Company or otherwise as determined by the Company in its sole discretion, which other plans or arrangements need not be intended to meet the requirements of Section 162(m) of the Code.

(c) No person shall have any claim to be granted an Award under the Plan and there is no obligation of uniformity of treatment of eligible employees under the Plan. Awards under the Plan may not be assigned or alienated.

(d) The Company or Affiliate, as applicable, shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

(e) If any provision of the Plan or an Award would cause the Awards granted to a Covered Employee not to be qualified “performance-based compensation” under Section 162(m) of the Code, that provision, insofar as it pertains to such Covered Employee, shall be severed from, and shall be deemed not to be a part of, the Plan or an Award, but the other provisions hereof shall remain in full force and effect.

(f) It is intended that the Awards granted under the Plan shall be exempt from, or in compliance with, Section 409A of the Code. In the event any of the Awards issued under the Plan are subject to Section 409A of the Code, it is intended that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to a Participant under Section 409A of the Code. The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of, or excise tax under, Section 409A of the Code provided that such action is consistent with the requirements of Section 162(m) of the Code. Neither the Company nor its current or former employees, officers, directors, representatives or agents shall have any liability to any current or former Participant with respect to any accelerated taxation, additional taxes, penalties, or interest for which any current or former Participant may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

(g) Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code and Treasury regulations, upon a termination of employment (other than as a result of death) of a person determined by the Board of Directors of the Company (or a committee of the Board of Directors as such body shall delegate) to be a “specified employee” (within the meaning of Section 409A of the Code), distributions determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be delayed until six months after such termination of employment if such termination constitutes a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Treasury regulations issued thereunder) and such distribution shall be made at the beginning of the seventh month following the date of the specified employee’s termination of employment.

10. Adoption. The Plan initially became effective as of January 1, 1998 subject to approval by the shareholders of the Company which was obtained on April 28, 1998. The Plan was subsequently re-approved by the Company shareholders on April 2, 2003 and May 1, 2008, and was amended and restated in its entirety effective January 1, 2009 to comply with the provisions of Sections 409A and 162(m) of the Code and applicable guidance issued by the Treasury Department and the Internal Revenue Service. For the period from January 1, 2005 to December 31, 2008, the Plan was administered in good faith compliance with Section 409A of the Code and applicable guidance issued by the Treasury Department and the Internal Revenue Service. The Plan is hereby further amended and restated in its entirety effective January 1, 2009, subject to approval by the shareholders at the May 7, 2009 shareholders meeting.

Appendix B

PROPOSED AMENDMENT TO ARTICLE FOURTEENTH OF RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS

EXPLAINED IN PROPOSAL FIVE

(matter to be deleted is stricken; matter to be added is underlined)

FOURTEENTH: (A) In addition to any affirmative vote required by law or under any other provision of this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph (B), any Business Combination with respect to a Related Person shall require the affirmative vote of the holders of at least a majority ~~80%~~ of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fourteenth as one class (“Voting Shares”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(B) The provisions of Paragraph (A) of this Article Fourteenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation if:

(1) A definitive agreement or other arrangement to effectuate the Business Combination was approved by a majority of the directors of the corporation at a time when the Related Person who is a party to the Business Combination did not beneficially own, directly or indirectly, 5% or more of the outstanding shares of capital stock of the corporation; or

(2) Such Business Combination has been approved by a majority of the Continuing Directors; or

(3) All of the following conditions shall have been satisfied:

(a) The aggregate amount of the cash and the fair market value (as of the date of the consummation of the Business Combination) of other consideration to be received per share by holders of the common stock of the corporation (“Common Stock”) in such Business Combination is no less than the higher of:

(i) the price per share equal to the Market Price of Common Stock immediately prior to the announcement of such Business Combination, multiplied by the ratio of (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) which the Related Person has theretofore paid for any of the shares of Common Stock already owned by it, to (b) the Market Price of the Common Stock immediately prior to the commencement of acquisition of Common Stock by such Related Person; or

(ii) the highest per share price (including brokerage commission, transfer taxes and soliciting dealers’ fees) paid by such Related Person for any shares of Common Stock acquired by it;

provided, however, that, as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends, or other similar corporate actions.

(b) The aggregate amount of the cash and the fair market value (as of the date of consummation of the Business Combination) of other consideration to be received per share by holders of the preferred stock of the corporation (“Preferred Stock”) in such Business Combination is no less than the highest of:

(i) the price per share equal to the Market Price of Preferred Stock immediately prior to the announcement of such Business Combination, multiplied by the ratio of (a) a highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) which the Related Person has theretofore paid for any of the shares of Preferred Stock already owned by it, to (b) the Market Price of the Preferred Stock immediately prior to the commencement of acquisition of Preferred Stock by such Related Person; or

(ii) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by such Related Person for any shares of Preferred Stock acquired by it; or

(iii) the highest preferential amount per share to which the holders of shares of such class of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

provided, however, that, as used in the foregoing calculations, all prices per share shall be adjusted to reflect any subsequent stock splits, stock dividends or other similar corporate actions.

The provisions of this subsection (3)(b) shall apply with respect to every class of outstanding Preferred Stock, whether or not the Related Person has previously acquired any such Preferred Stock.

(c) The consideration to be received by holders of a particular class of outstanding Voting Shares in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the shares of such class of Voting Shares already owned by it. If the Related Person has purchased shares of any class of Voting Shares with varying forms of consideration, the form of consideration for such class of Voting Shares to be paid in the Business Combination shall be either cash or the form previously used by such Related Person to acquire the largest number of shares of such class of Voting Shares.

(d) After such Related Person has acquired ownership of not less than 15% of the then outstanding Voting Shares (a “15% Interest”) and prior to the consummation of such Business Combination:

(i) the Related Person shall have taken steps to ensure that the corporation’s Board of Directors has included at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by Public Holders bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional Board position);

(ii) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether cumulative or not) on the outstanding Preferred Stock;

(iii) there shall have been no reduction in the rate of dividends payable on the Common Stock except as necessary to ensure that a quarterly dividend payment does not exceed 8.75% of the net income of the corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a majority of the Continuing Directors;

(iv) such Related Person shall not have become the beneficial owner of any newly issued shares of stock, directly or indirectly, from the corporation except upon conversion of convertible securities acquired by it prior to obtaining a 15% Interest or as a result of a pro rata stock dividend or stock split or except as may have been approved by a majority of the Continuing Directors.

(v) such Related Person shall not have become the beneficial owner of any additional Voting Shares or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person acquiring its 15% Interest; and

(vi) such Related Person shall not have (A) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance, or tax credits or other tax advantages provided by the corporation, (B) made any major change in the corporation’s business or equity capital structure without the unanimous approval of the Continuing Directors, or (C) used any asset of the corporation as collateral, or compensating balances, directly or indirectly, for any obligation of such Related Person.

(e) a proxy or information statement responsive to the requirements the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares at least 30 days prior to the consummation of such Business Combination. Such proxy statement shall contain:

(i) at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing; and

(ii) if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking or appraisal firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the Public Holders (such investment banking or appraisal firm to be selected by a majority of the Continuing Directors, to be a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as agent for a Related Person, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the corporation of such opinion).

(C) For the purposes of this Article Fourteenth:

(1) A “person” shall mean any individual, firm, corporation or other entity.

(2) The term “Business Combination” shall mean:

(i) any merger or consolidation of the corporation or any Subsidiary with or into (A) any Related Person or (B) any other corporation (whether or not itself a Related Person) which, after such merger or consolidation, would be an Affiliate of a Related Person; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to, by or with any Related Person of any assets of or to the corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more; or

(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof); or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person; or

(v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger, or consolidation of the corporation with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Related Person; or

(vi) any agreement, contract or other arrangement providing for any of the transactions described herein.

(3) “Related Person” shall mean any person (other than the corporation or any Subsidiary; and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the corporation or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(a) is the beneficial owner, directly or indirectly, of not less than 15% of the Voting Shares; or

(b) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 15% of the then outstanding Voting Shares; or

(c) is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within two years prior to thereto beneficially owned by any Related Person, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(4) A person shall be the “beneficial owner” of any Voting Shares:

(a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially own, directly or indirectly; or

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

(c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation.

(5) “Public Holders” shall mean those holders of Voting Shares of the corporation who are not Related Persons.

(6) The outstanding Voting Shares shall include shares deemed owned through application of Section (4) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(7) “Continuing Director” shall mean a member of the Board of Directors of the corporation who was first elected or appointed to the Board prior to the date as of which any Related Person became a Related Person and any successor to a Continuing Director who is unaffiliated with such Related Person and who was recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

(8) In the event of any Business Combination in which the corporation survives, the phrase “other consideration to be received” as used in sections (3)(a) and (b) of Paragraph (B) shall include the Voting Shares of the corporation retained by its Public Holders.

(9) “Affiliate” and “Associate” shall have their respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

(10) “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulators under the Securities Exchange Act of 1934, as in effect on January 1, 1983) is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of a Related Person set forth in Section (3) of this Paragraph (C), the term “Subsidiary”

shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

(11) “Market Price” shall mean, with respect to any class of stock, the highest closing sale price, during the 30-day period immediately preceding the date in question, of a share of such stock on the New York Stock Exchange; or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing bid quotation, during the 30-day period immediately preceding the date in question, of a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any such system then in use; or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors.

(D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article Fourteenth on the basis of information known to them:

(a) the number of Voting Shares beneficially owned by any person,

(b) whether a person is an Affiliate or Associate of another,

(c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in sections (4)(b) and (c) of paragraph (C), and

(d) whether the assets subject to any Business Combination have an aggregate fair market value of $1,000,000 or more.

(~~E) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of Incorporation or the By-laws of the corporation), any amendment, alteration, change or repeal of this Article Fourteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting shares; provided, however, that this Paragraph (E) shall not apply to, and such 80% vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Continuing Directors or, in the event there is no Related Person at the time such amendment, alteration, change, or repeal is under consideration, by the majority vote of the Board of Directors.~~

(E~~F~~) Nothing contained in this Article Fourteenth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

Appendix C

PROPOSED AMENDMENT TO ARTICLE FIFTEENTH OF RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS

EXPLAINED IN PROPOSAL SIX

(matter to be deleted is stricken)

FIFTEENTH: (A)(1) Except as otherwise expressly provided in paragraph (A)(2) below, any purchase by the corporation, or any subsidiary of the corporation, of Voting Shares (as hereinafter defined) from a person or persons known by the corporation to be an Interested Stockholder (as hereinafter defined) at a per share price in excess of the Market Price (as hereinafter defined) at the time of such purchase of the shares so purchased, shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by the Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(2) The provisions of Paragraph (A)(1) of this Article Fifteenth shall not be applicable to any purchase of Voting Shares, if such purchase is pursuant to (i) an offer, made available on the same terms, to the holders of all of the outstanding shares of the same class of those purchased or (ii) a purchase program effected on the open market and not the result of a privately-negotiated transaction.

(B)(1) In the event that there shall exist a Substantial Stockholder (as hereinafter defined) of the corporation and such existence shall be known or made known to the corporation in advance of a meeting of stockholders at which directors will be elected, each holder of Voting Shares shall be entitled, in connection with any vote taken for such election of directors, to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to such stockholder’s Voting Shares multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director, may distribute them among the number of directors to be voted for, or for any two or more of them as such stockholder may see fit.

(2) In connection with any election of directors in which stockholders are entitled to cumulative voting:

(a) The Board of Directors shall appoint a committee (the “Committee”) consisting of three Directors.

(b) The Committee shall send to all stockholders of the corporation entitled to vote in the election of directors at least 90 days in advance of such election a written notice informing stockholders (i) that the cumulative voting provisions of this Article will be in effect, (ii) that persons meeting the eligibility requirements of subparagraph (B)(2)(c) may submit nominations to the Committee, if such nominations are received at least 60 days in advance of the election and contain relevant information concerning the nominee, including all information required to be included in a proxy statement under the Securities and Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and the nominee’s consent to be nominated, and (iii) as to the time, place and date of the meeting at which such election will be held.

(c) The Committee will review all nominees, and the corporation’s proxy materials being prepared in connection with such meeting will include information relating to, and afford stockholders the opportunity to vote for, all nominees who are included by the Committee in the corporation’s proxy materials. The Committee shall be required to include in such proxy materials at least one nominee of each stockholder or group of stockholders who beneficially own Voting Shares with a Market Price (as herein defined) of at least $250,000 at the time notice of such meeting is sent to stockholders and who submit the information required with respect to such nominee under subparagraph (B)(2)(b). The Committee may include more than one nominee of such person or persons, provided that the number of nominees included by the Committee which are submitted by any one person or group of persons may not exceed the number of directors to be elected at such a meeting.

(d) The corporation’s proxy statement and other communications with respect to the election shall contain, on an equal basis and at the expense of the corporation, descriptions and other statements of or with respect to all nominees for election which qualify under the procedures set forth in this Article.

(3) If necessary to assure that the provisions of this Paragraph (B) are fairly applied and complied with, the Board of Directors may postpone any meeting of stockholders to which this Article would apply for such period of time as shall be necessary to permit the Committee to perform its responsibilities hereunder.

(4) Notwithstanding any other provision which may be contained from time to time in this Certificate of Incorporation or the by-laws of the corporation concerning the manner in which the size of the Board of Directors of the corporation may be established or changed, in the event that a person becomes a Substantial Stockholder, the number of directors at the time such person becomes a Substantial Stockholder shall remain fixed and may not be changed by the Board of Directors or the stockholders until such time as such person is no longer a Substantial Stockholder.

(C) For purposes of this Article Fifteenth:

(1) “Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership, or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(a) is the beneficial owner, directly or indirectly, of not less than 5% of the Voting Shares and has been such a beneficial owner for less than four years; or

(b) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, for a period of less than four years of not less than 5% of the then outstanding Voting Shares; or

(c) is an assignee of or has otherwise succeeded to any shares of capital stock of the corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(2) The term “Substantial Stockholder” shall mean any person (other than the corporation or any Subsidiary; and other than any profit sharing, employee stock ownership or other employee benefit plan of the corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which is the beneficial owner, directly or indirectly, of not less than 40% of the Voting Shares.

(3) For the purpose of determining whether a person is an Interested Stockholder or a Substantial Stockholder, the number of Voting Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of subparagraph (4) of Paragraph (C) of Article Fourteenth, but shall not include any other Voting Shares that may be issuable pursuant to any agreement, or upon exercise of conversion rights, warranties or options, or otherwise.

(4) For purposes of this Article Fifteenth, the terms “Voting Shares,” “beneficial owner,” “person,” “Affiliate,” “Associate,” “Subsidiary,” and “Market Price” shall have the meanings set forth in Article Fourteenth of this Certificate of Incorporation, except that “Market Price” shall mean the last closing sale price or the last closing bid quotation immediately preceding the date in question instead of the highest closing sale price or the highest closing bid quotation during the 30-day period immediately preceding the date in question; and

(D) The Board of Directors shall have the power and the duty to determine for the purposes of this Article Fifteenth (a) whether the provisions of the Article are applicable to a particular transaction, (b) whether a person is an Interested Stockholder or a Substantial Stockholder, (c) the number of Voting Shares or other securities beneficially owned by any person, (d) whether a person is an Affiliate or Associate of another, (e) what the Market Price is and whether a price is above the Market Price as of a given date, and (f) whether any person nominating directors in accordance with Paragraph B.2. beneficially owns Voting Shares with an aggregate Market Price of at least $250,000.

~~(E) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the corporation), any amendment, alteration, change or repeal of this Article Fifteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that this Paragraph E shall not apply to and such 80% vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.~~

Appendix D

PROPOSED AMENDMENT TO ARTICLE SIXTEENTH OF RESTATED CERTIFICATE OF

INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS

EXPLAINED IN PROPOSAL SEVEN

(matter to be deleted is stricken)

SIXTEENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

~~Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the corporation), any amendment, alternation, change or repeal of this Article Sixteenth of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares; provided, however, that such 80% vote of the then outstanding vote shall not required for, any amendment, alteration, change or repeal recommended to the stockholders by the majority vote of the Board of Directors and at the time such amendment, alteration, change or repeal is under consideration there is, to the knowledge of the Board of Directors, neither an Interested Stockholder nor a Substantial Stockholder.~~

D-1

Appendix E

PROPOSED AMENDMENT OF BY-LAWS TO ALLOW STOCKHOLDERS

TO CALL SPECIAL MEETINGS AS DESCRIBED IN PROPOSAL EIGHT

(matter to be deleted is stricken; matter to be added is underlined)

3. Special meetings of stockholders.

(a) Special meetings of stockholders may be called at any time but only by ~~order of~~ the Board of Directors or the Executive Committee (if one shall have been appointed)~~. Notice~~ or, in accordance with subsection (b), by the Secretary. Unless otherwise provided by law, notice of all ~~such~~ special meetings of the stockholders, stating the time, date, place, and the purposes thereof shall be given by mail ~~as soon as possible~~ to each stockholder entitled to vote thereat at his or her last known address, by electronic transmission ~~as soon as possible~~ in a form consented to by the stockholder to whom the notice is given in accordance with applicable law, or by delivering the same personally, not more than sixty days or less than ~~at least~~ ten days before the date of the meeting. ~~Meetings of the stockholders may be held at any time without notice when all of the stockholders entitled to vote thereat are represented in person or by proxy.~~

(b) A special meeting of stockholders shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more record holders of shares of stock of the corporation representing not less than 25% of the voting power of all outstanding shares of stock of the corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these By-Laws. For purposes of this Section 3(b) and for determining the Requisite Percentage, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of stock of the corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended, excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 3(b) have been satisfied and such determination shall be binding on the corporation and its stockholders.

(i) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) in the case of any director nominations proposed to be presented at the special meeting, and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information required by Section 4(A)(2) of this Article II; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (D) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (E) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting and (y) promptly provide any other information reasonably requested by the corporation.

(ii) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 3(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law.

(iii) Special meetings of stockholders called pursuant to this Section 3(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the corporation of a valid Special Meeting Request.

(iv) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, at any point after 60 days following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 3(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(v) In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within 60 days of the earliest dated Special Meeting Request.

(vi) If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(vii) Business transacted at any special meeting called pursuant to this Section 3(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the special meeting.

DOVER CORPORATION 3005 HIGHLAND PARKWAY DOWNERS GROVE, IL 60515	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67366-P45412-Z62111	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOVER CORPORATION
The Board of Directors recommends a vote FOR each director under Item 1:
1.	Election of Directors		For	Against	Abstain
	1a. R. W. Cremin		☐	☐	☐
	1b. J-P. M. Ergas		☐	☐	☐	The Board of Directors recommends a vote FOR Items 2 through 8:		For	Against	Abstain
	1c. P. T. Francis		☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.	☐	☐	☐
	1d. K. C. Graham		☐	☐	☐
	1e. M. F. Johnston		☐	☐	☐	3.	To reapprove the performance criteria under our Executive Officer Annual Incentive Plan.	☐	☐	☐

	1f. R. A. Livingston		☐	☐	☐	4.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
	1g. R. K. Lochridge		☐	☐	☐	5.	To approve amendments to Article 14 of our Restated Certificate of Incorporation.	☐	☐	☐
	1h. B. G. Rethore		☐	☐	☐	6.	To approve amendments to Article 15 of our Restated Certificate of Incorporation.	☐	☐	☐
	1i. M. B. Stubbs		☐	☐	☐
	1j. S. M. Todd		☐	☐	☐	7.	To approve amendments to Article 16 of our Restated Certificate of Incorporation.	☐	☐	☐
	1k. S. K. Wagner		☐	☐	☐	8.	To approve an amendment to our By-Laws to permit shareholders to call a special meeting.	☐	☐	☐
	1l. M. A. Winston		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day before the annual meeting date.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

To vote by mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

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M67367-P45412-Z62111

PROXY

DOVER

CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

MAY 1, 2014

The undersigned hereby appoints Robert A. Livingston, Brad M. Cerepak and Ivonne M. Cabrera, and each of them, as the undersigned’s proxy or proxies, each with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in Chicago, IL on May 1, 2014 at 1:00 P.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof, revoking any proxy or proxies heretofore given. For participants in the Company’s Retirement Savings Plan, this proxy will govern the voting of stock held for the account of the undersigned in the Plan.

IMPORTANT - You have the option of voting these shares by returning the enclosed proxy card, voting via Internet or by using a toll-free telephone number above and on the reverse side. On the reverse side of this proxy card are instructions on how to vote via the Internet or by telephone. If you vote by either of these methods, your vote will be recorded as if you mailed in your proxy card. If you vote by returning this proxy card, you must sign and date this proxy on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 THROUGH 8.

continued and to be signed on reverse side